                                                                   Exhibit 4.3

                 ROADWAY EXPRESS, INC. 401(k) STOCK SAVINGS PLAN

                           (Effective January 1, 1996)

                  THIS PLAN is made and executed this 19th day of January, 1996 by Roadway Express, Inc., a Delaware corporation.

                              W I T N E S S E T H:

                   WHEREAS, Roadway Express, Inc. is a wholly-owned subsidiary of Roadway Services, Inc.;

                   WHEREAS, on or about January 1, 1996, Roadway Express, Inc. will, pursuant to a spin-off, no longer be affiliated with Roadway Services, Inc.;

                   WHEREAS, on or after the spin-off of Roadway Express, Inc., Roadway Services, Inc. will be known as Caliber System, Inc.; and

                   WHEREAS, the Company desires to establish a new qualified employee benefits plan for its employees;

                  NOW, THEREFORE, in consideration of the premises the Company hereby establishes the Roadway Express, Inc. 401(k) Stock Savings Plan to read as follows:

                                    ARTICLE I
                                    ---------
                               PRELIMINARY MATTERS
                               -------------------

1.1  Qualified Plan
-------------------

                   The Plan is a profit-sharing plan maintained by the Company for the exclusive benefit of Participants and their Beneficiaries. The Plan is permitted to acquire and hold shares of common stock of the Company, and is intended to comply with the provisions of the Code that govern tax-qualified plans and ERISA.

1.2  Discretionary Powers
-------------------------

                   All discretionary powers granted hereunder shall be exercised in a uniform nondiscriminatory manner.

1.3  Construction
-----------------

                   (a) Unless the context otherwise indicates, the masculine wherever used herein shall include the feminine and neuter, the singular shall include the plural and words such as "herein", "hereof", "hereby", "hereunder" and words of similar import refer to the Plan as a whole and not to any particular part thereof.


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                   (b) Wherever the word "person" appears in the Plan, it shall refer to both natural and legal persons.

                   (c) A number of the provisions of the Plan are designed to contain provisions required or contemplated by certain federal laws and/or regulations thereunder. All such provisions are intended to have the meaning required or contemplated by such provisions of such law or regulations and shall be construed in accordance with valid regulations and valid published governmental rulings and interpretations of such provisions. In applying such provisions of the Plan, each Fiduciary may rely (and shall be protected in relying) on any determination or ruling made by any agency of the United States Government that has authority to issue regulations, rulings or determinations with respect to the federal law thus involved.

                                   ARTICLE II
                                   ----------

                                   DEFINITIONS
                                   -----------

2.1  Generally
--------------

                   The following terms, when used with initial capital letters, unless the context clearly indicates otherwise, shall have the following respective meanings.


2.2 Account and Sub-Account
---------------------------

                   "Account" and "Sub-Account" mean the records maintained by the Plan Administrator in the manner provided in Section 7.2 to determine the interest of each Participant in the Trust Fund.


2.3  After-Tax Contributions
----------------------------

                   "After-Tax Contributions" means the contributions provided for in Section 4.1(b) and any other comparable after-tax amounts transferred to the Plan pursuant to Section 4.13.


2.4  Before-Tax Contributions
-----------------------------

                   "Before-Tax Contributions" means the contributions provided for in Section 4.1(a) and any other comparable before-tax amounts transferred to the Plan pursuant to Section 4.13.


2.5 Beneficiary
---------------

                   "Beneficiary" means the Participant's Death Beneficiary or any other person entitled to receive benefits under this Plan by reason of a Participant's death.


2.6 Board of Directors
----------------------

                   "Board of Directors" means the Board of Directors of the Company.


2.7 Caliber Stock
-----------------

                   "Caliber Stock" means the voting common stock of Caliber System, Inc.


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2.8  Caliber Stock Fund
-----------------------

                   "Caliber Stock Fund" means the Investment Fund described in
Section 7.1, which is invested in Caliber Stock.

2.9 Code
--------
                  "Code" means the Internal Revenue Code of 1986, as amended.

2.10  Committee or Administrative Committee
-------------------------------------------

                   "Committee" or "Administrative Committee" means the committee established by the Company under Section 9.6 to administer the Plan. The Committee shall be a Named Fiduciary hereunder.

2.11  Company
-------------

                   "Company" means Roadway Express, Inc., a Delaware corporation. The Company shall be the Plan Administrator and a Named Fiduciary hereunder.

2.12  Company Stock
-------------------

                  "Company Stock" means the voting common stock of the Company.

2.13  Company Stock Fund
------------------------

                  "Company Stock Fund" means the Investment Fund described in
Section 7.1, which is invested in Company Stock.

2.14  Compensation
------------------

                  (a) "Compensation" means the sum of salary paid to an Employee by all Controlled Group Members in the calendar year plus cash incentive compensation and overtime pay paid to that Employee, but excluding (i) expense allowances and other special payments not paid as regular compensation, (ii) payments pursuant to a tax equalization, relocation or cost of living program, an expatriate program or any similar programs or arrangements and (iii) any part of the Employer's contributions under this Plan and/or any pension, welfare, stock bonus, stock ownership or other qualified or nonqualified plan. Notwithstanding the foregoing, Compensation shall include any salary that would have been paid to such Employee had he not signed a salary deferral agreement that satisfies the requirements of Code Section 401(k), 125 or 129.

                  (b) Notwithstanding the foregoing, Compensation of any Employee taken into account for any purpose for any Plan Year shall not exceed $150,000, as adjusted by the Secretary of the Treasury for increases in the cost of living in accordance with Code Section 401(a)(17). For purposes of determining the Compensation of an Employee as limited by the preceding sentence, in the case of a Highly Compensated Employee who is a five percent (5%) owner (as such term is defined in Code Section 416(i)(1)) or one of


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the ten (10) most Highly Compensated Employees, (i) such Highly Compensated
Employee and his family members (which, for this purpose shall mean an Employee's Spouse and lineal descendants who have not attained age nineteen (19) before the close of the Year in question) shall be treated as a single Employee, and the Compensation of such family members shall be aggregated with the Compensation of such Highly Compensated Employee, and (ii) the limitation on Compensation described in the first sentence of this Subsection shall be allocated among such Highly Compensated Employee and his family members in proportion to each individual's Compensation.

2.15 Contributions
------------------

                   "Contributions" mean any one or more of After-Tax Contributions, Before-Tax Contributions, Matching Employer Contributions, Rollover Contributions, Qualified Nonelective Contributions and Profit Sharing Contributions, as the context requires.

2.16  Controlled Group
----------------------

                  "Controlled Group" means the Employers and any and all other corporations, trades and/or businesses, the employees of which, together with Employees of an Employer, are required by Code Section 414 to be treated as if they were employed by a single employer. For purposes of Sections 5.9 and 5.10, "Controlled Group" shall be interpreted in accordance with Code Section 415(h).

2.17 Controlled Group Member
----------------------------

                   "Controlled Group Member" means each corporation or unincorporated trade or business that is or was a member of the Controlled Group, but, except as provided in Section 2.39(d), only during such period as it is or was such a member of the Controlled Group.

2.18  Covered Employee
----------------------

                   "Covered Employee" means any Employee of an Employer who is in a class or group to which the Employer has extended eligibility for participation in the Plan, excluding, however, any Employee who (a) is designated by his Employer as a temporary or casual Employee, (b) is included in a collective bargaining unit (either directly or through an employer's association) unless the collective bargaining agreement expressly provides that the Employee is to be eligible under the Plan, (c) is a non-resident alien (other than an alien who is only temporarily located outside of the United States) or (d) is a leased employee (as defined in Section 2.23).

2.19  Death Beneficiary
-----------------------

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                  "Death Beneficiary" means a Participant's Spouse or, if he has no Spouse or if his Spouse consents to the designation, such person or persons other than, or in addition to, his Spouse as may be designated by the Participant as his Death Beneficiary under the Plan. A Participant's designation required by this Section may be made, revoked or changed (without the consent of any previously designated Death Beneficiary, except as provided in this Section) only by an instrument (in the form provided by the Plan Administrator) that is signed by the Participant, that, if he has a Spouse, includes his Spouse's written consent to the action to be taken pursuant to such instrument (unless such action results in the Spouse being named as the Participant's sole Death Beneficiary), and that is filed with the Plan Administrator before the Participant's death. A Spouse's consent required by this Section shall be signed by the Spouse, shall acknowledge the effect of such consent, shall be witnessed by a notary public and shall be effective only with respect to such Spouse. A Spouse's consent is not required if it is established to the satisfaction of the Committee that the consent cannot be obtained because there is no Spouse, because the Spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may prescribe by regulations. In default of such a designation and at any other time when there is no existing Death Beneficiary designated by the Participant, his Death Beneficiary shall be determined by the Committee in the following order: (a) his Spouse, (b) his children, (c) his parents, (d) his siblings and (d) his estate. For purposes of the preceding sentence, "children," "parents" and "siblings" shall only include those individuals living at the time of the Participant's death and not the descendants of any child, parent or sibling, as applicable. If a person designated by a Participant as his Death Beneficiary ceases to exist on or after the date of the Participant's death, the Death Beneficiary shall be that person's estate or such other person designated by that person pursuant to this Section.

2.20 Effective Date
-------------------

                   "Effective Date" means January 1, 1996; provided, however, that the Plan shall be effective upon its execution for purposes of transfers pursuant to Section 4.13.

2.21  Eligible Employee
-----------------------

                   "Eligible Employee" means an Employee who is eligible for participation in the Plan in accordance with Article III.

2.22  Eligible Rollover Distribution
------------------------------------

                  "Eligible Rollover Distribution" means any distribution or withdrawal of all or any portion of the Participant's Account, except (a) any distribution required under Code Section 401(a)(9), (b) any


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distribution if it and all other Eligible Rollover Distributions to the
Participant during the calendar year are reasonably expected to total less than Two Hundred Dollars ($200), (c) the portion of a distribution not includible in gross income (determined without regard to the exclusion for net unrealized appreciation described in Code Section 402(e)(4)), and (d) such other amounts specified in Treasury regulations or Internal Revenue Service rulings, notices or announcements issued under Code Section 402(c).

2.23 Employee
-------------

                  "Employee" means any person who is subject to the dominion and control of a Controlled Group Member with respect to the type, kind, nature and scope of services furnished and, to the extent required by Code Section 414(n), any person who is a "leased employee" of a Controlled Group Member. For purposes of this Section, a "leased employee" means any person who, pursuant to an agreement between a Controlled Group Member and any other person ("leasing organization"), has performed services for the Controlled Group Member on a substantially full-time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the Controlled Group Member. Contributions or benefits provided to a leased employee by the leasing organization that are attributable to services performed for a Controlled Group Member will be treated as provided by the Controlled Group Member. A leased employee will not be considered an Employee of a Controlled Group Member, however, if (a) leased employees do not constitute more than twenty percent (20%) of the Controlled Group Member's nonhighly compensated work force (within the meaning of Code Section 414(n)(5)(C)(ii)) and (b) such leased employee is covered by a money purchase pension plan maintained by the leasing organization that provides (i) a nonintegrated employer contribution rate of at least ten percent (10%) of Compensation, (ii) immediate participation and (iii) full and immediate vesting.

2.24 Employer
-------------

                   "Employer" means the Company and any other Controlled Group Member that adopts the Plan as specified in Article XIII. However, any person that adopts the Plan and thereafter ceases to exist, ceases to be a member of the Controlled Group or withdraws or is eliminated from the Plan, shall not thereafter be an Employer. The Employers under the Plan are listed on Exhibit A.

2.25  Employer Contributions
----------------------------

                   "Employer Contributions" means Matching Employer Contributions as described in Section 5.1, Qualified Nonelective Contributions as described in Section 5.3 and Profit Sharing Contributions as described in
Section 5.5.


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2.26  Employment Commencement Date
----------------------------------

                   "Employment Commencement Date" means the date on which an Employee first performs an Hour of Service for a Controlled Group Member.

2.27  Enrollment Date
---------------------

                  "Enrollment Date" means each January 1, April 1, July 1 or October 1.

2.28  ERISA
-----------

                   "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.


2.29  Fiduciary
---------------

                  "Fiduciary" means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of the Trust Fund, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to the Trust Fund, or has authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan or the Trust Fund. The term "Fiduciary" shall also include any person to whom a Named Fiduciary delegates any of his fiduciary responsibilities hereunder in accordance with the provisions of the Plan, as long as such designation is in effect.

2.30 Hardship
-------------

                   "Hardship" means an immediate and heavy financial need on the part of a Participant for:

                   (a) expenses for medical care described in Code Section 213(d) previously incurred by the Participant, his Spouse, or any dependents of the Participant (as defined in Code Section 152), or expenses necessary for these persons to obtain such medical care;

                   (b) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

                   (c) the payment of tuition, related educational fees, and room and board expenses for the next twelve (12) months of post-secondary education for the Participant, his Spouse, his children or his dependents (as defined in Code Section 152);

                   (d) payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

                   (e) any other financial need that the Commissioner of Internal Revenue, through the publication of revenue rulings, notices and other documents of general applicability, may from time to time designate as a deemed immediate and heavy financial need as provided in Treasury Regulations Section 1.401(k)-1(d)(2)(iv)(C).

2.31  Highly Compensated Employee
---------------------------------

                   (a) "Highly Compensated Employee" means, for a particular Plan Year, any Employee:

                  (i) who, during the preceding Plan Year, (A) was at any time a five percent (5%) owner (as such term is defined in Code Section 416(i)(1)), (B) received compensation from the Controlled Group in excess of the amount in effect for such Plan Year under Code Section 414(q)(1)(B), (C) received compensation from the Controlled Group in excess of the amount in effect for such Plan Year under Code Section 414(q)(1)(C) and was in the top-paid group of Employees for such Plan Year, or (D) was at any time an officer (limited to no more than fifty
          (50) Employees or, if lesser, the greater of three (3) Employees or ten percent (10%) of the Employees) and received compensation greater than fifty percent (50%) of the amount in effect under Code Section 415(b)(1)(A) for such Year; or

                  (ii) who during the particular Plan Year (but not the prior Plan Year) (A) was at any time a five percent (5%) owner (as such term is defined in Code Section 416(i)(1)) or (B) was included in the Subparagraph (B), (C) or (D) of Paragraph (i) of this Subsection and was in the group consisting of the one hundred (100) Employees paid the greatest compensation by the Controlled Group during such Plan Year.

                  (b) "Highly Compensated Employee" shall include a former Employee whose Termination of Employment occurred prior to the Plan Year and who was a Highly Compensated Employee for the Plan Year in which his Termination of Employment occurred or for any Plan Year ending on or after his fifty-fifth
(55th) birthday.

                  (c) For the purposes of this Section, (i) the term "compensation" shall mean the sum of an Employee's compensation under Section 5.9(c) and the Employee's Before-Tax Contributions (subject to the limitations described in Section 2.14(b)) and (ii) the term "top-paid group of Employees" shall mean that group of Employees of the Controlled Group consisting of the top twenty percent (20%) of such Employees when ranked on the basis of compensation paid by the Controlled Group during the Plan Year.

2.32 Hours of Service
---------------------

                  "Hours of Service" means an hour for which an Employee is paid, or entitled to payment, by one or more Controlled Group Members for the performance of duties as an Employee.


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2.33  Instrument of Adoption
----------------------------

                   "Instrument of Adoption" means the instrument referred to in
Section 13.1 by which a corporation or other business organization, among other things, adopts the Plan and designates a group or groups of its Employees as Covered Employees under the Plan.

2.34  Investment Funds
----------------------

                   "Investment Funds" means any of the funds provided for in
Section 7.1.

2.35  Matching Employer Contributions
-------------------------------------

                   "Matching Employer Contributions" means the contributions provided for in Section 5.1 or any other comparable matching contributions transferred to the Plan pursuant to Section 4.13.

2.36  Named Fiduciary
---------------------

                  "Named Fiduciary," within the meaning of section 402 of ERISA, means the Committee, the Company, the Trustee and each other person designated as a Named Fiduciary by the Committee pursuant to the power of delegation reserved to the Committee in Section 9.2.

2.37 1-Year Break in Service
----------------------------

                  (a) "1-Year Break in Service" means a twelve (12) month period beginning on an Employee's Severance Date and ending on the first anniversary of such Date, provided that during such period the Employee does not perform an Hour of Service.

                  (b) If an Employee is absent from work for any period due to
(i) the pregnancy of the Employee, (ii) the birth of a child of the Employee,
(iii) the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (iv) caring for a child for a period beginning immediately following the birth or placement of such child, such Employee shall not, solely by reason of such absence, be considered to have incurred a Period of Severance until the expiration of the twenty-four (24) consecutive month period commencing on the first day of such absence and shall incur a 1-Year Break in Service if he does not perform an Hour of Service during the twelve
(12) month period immediately following such twenty-four (24) month period.

2.38 Participant
----------------

                   "Participant" means an Employee who has become and continues to be a Participant in accordance with the provisions of Article III, or any former Employee who was a Participant while employed by an Employer and who continues to have a vested interest in the Plan. "Participant" shall also mean any Employee who was a participant in the Roadway Services, Inc. Stock Savings and Retirement Income Plan


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and Trust, as amended and restated, on December 31, 1995 and whose account balance in such plan has been transferred to the Plan after the Effective Date; provided, however, that such an Employee who does not otherwise meet the requirements for participation contained in Article III shall not be entitled to make Before-Tax or After-Tax Contributions pursuant to Article IV or to receive an allocation of Matching Employer Contributions, Qualified Nonelective Contributions or Profit Sharing Contributions pursuant to Article V.

2.39 Period of Service
----------------------

                  (a) "Period of Service" means, except as provided in Subsections (c) or (e) of this Section, the total of an Employee's periods of Service commencing with his Employment Commencement Date (or Reemployment Commencement Date, if applicable) and ending on his next following Severance Date.

                  (b) If an Employee, whose Period of Severance occurs as a result of a quit, discharge, or retirement, performs an Hour of Service for a Controlled Group Member within the twelve (12) consecutive month period beginning on his Severance Date, the period beginning on his Severance Date and ending on the date on which he performs an Hour of Service shall be taken into account in determining his Period of Service hereunder. Notwithstanding the foregoing, if an Employee's Period of Severance occurs as a result of a quit, discharge or retirement during a period of absence referred to in Section 2.40(a)(ii), the period beginning on his Severance Date (i.e., the date of the quit, discharge, or retirement) and ending on the date on which he performs an Hour of Service shall not be taken into account in determining his Period of Service unless he performs such Hour of Service within twelve (12) months of the date on which the Employee was first absent.

                  (c) In the case of any Employee who incurs a Period of Severance that includes at least one 1-Year Break in Service and who later again becomes an Employee, any Period of Service before such Period of Severance (a "Prior Period of Service") shall not be taken into account in determining his Period of Service hereunder if at the beginning of such Period of Severance he did not have a nonforfeitable right to a benefit under the Plan and the length of his Period of Severance equals or exceeds five (5) years; and the length of his Prior Period of Service shall not include any time that is not required to be counted under this Section by reason of any prior Period of Severance that included at least one 1-Year Break in Service.

                  (d) (Controlled Group Member) A Covered Employee's Period of Service shall include any employment with a Controlled Group Member who is not an Employer prior to the date that entity became a Controlled Group Member, provided that such Covered Employee was employed by such Controlled Group Member immediately prior to becoming a Covered Employee.

                  (e) (Predecessor Employer) Notwithstanding anything in this Section to the contrary, an Employee's Period of Service shall include service with the Predecessor Employer prior to January 1, 1996.

                  (f) Notwithstanding anything in the Plan to the contrary, an Employee shall be credited with such Periods of Service not otherwise credited to him under the Plan as may be required by applicable law and no Employee shall be credited with a Period of Service more than once for the same period of employment unless otherwise required by applicable law.

2.40 Period of Severance and Severance Date
-------------------------------------------

                  (a) "Period of Severance" means, except as provided in Section 2.37(b), the period commencing with the earlier of (i) the date on which an Employee separates from Service by reason of quitting, retirement, death or discharge, or (ii) the date twelve (12) months after the date an Employee remains absent from Service (with or without pay) for any reason other than quitting, retirement, death or discharge, and ending, if applicable, with the date such Employee resumes Service.

                   (b) "Severance Date" means the date on which an Employee's Period of Severance commences.

2.41 Plan
---------

                   "Plan" means the Roadway Express, Inc. 401(k) Stock Savings Plan, the terms and provisions of which are hereinafter set forth, as the same may be amended from time to time.

2.42  Plan Administrator
------------------------

                   "Plan Administrator" means, as defined in ERISA Section 3(16)(A) and Code Section 414(g), the Company, which may delegate all or any part of its powers, duties and authorities in such capacity (without ceasing to be the Plan Administrator) as hereinafter provided.

2.43  Plan Year
---------------

                   "Plan Year" means a twelve (12) month period beginning January 1 and ending December 31 of each year.

2.44  Predecessor Employer
--------------------------

                   "Predecessor Employer" means, for the periods prior to January 1, 1996, Roadway Services, Inc. and any and all other corporations, trades and/or businesses, the employees of which, together with

Employees of the Company, were required by Code Section 414 to be treated as if they were employed by a single employer.

2.45  Prior Plans
-----------------

                   "Prior Plans" means the Roadway Services, Inc. Stock Savings and Retirement Income Plan and Trust, as amended and restated, and the Roadway Services, Inc. Stock Bonus Plan and Trust, as amended and restated, as each are in effect on the Effective Date.

2.46  Profit Sharing Contributions
----------------------------------

                   "Profit Sharing Contributions" means Employer contributions as specified in Section 5.5.

2.47  Qualified Nonelective Contributions
-----------------------------------------

                   "Qualified Nonelective Contributions" means contributions made by an Employer pursuant to Section 5.3 that (a) Participants eligible to share therein may not elect to receive in cash until distribution from the Plan,
(b) are nonforfeitable when made, (c) are distributable only in accordance with the distribution rules applicable to Before-Tax Contributions and (d) are paid to the Trust Fund during the Plan Year for which made or within the time following the close of such Plan Year which is prescribed by law for the filing by an Employer of its federal income tax return (including extensions thereof).

2.48 Reemployment Commencement Date
-----------------------------------

                   "Reemployment Commencement Date" means the date following an Employee's 1-Year Break in Service on which he again performs an Hour of Service for a Controlled Group Member.

2.49  Rollover Contributions
----------------------------

                   "Rollover Contributions" means cash or other property acceptable to the Committee received and held by the Trustee pursuant to the provisions of Section 4.12.

2.50  Salary Reduction Agreement
--------------------------------

                   "Salary Reduction Agreement" means the arrangement provided for in Section 3.2(c).

2.51 Service
------------

                  "Service" means employment with any Controlled Group Member.

2.52  Spin-off
--------------

                   "Spin-off" means the day upon which the spin-off of the Company from Roadway Services, Inc. occurs.

2.53  Spouse
------------

                   "Spouse" means the person to whom an Employee is legally married at the specified time; provided, however, that a former Spouse may be treated as a Spouse or surviving Spouse to the extent required under the terms of a "qualified domestic relations order" (as such term is defined in Code
Section 414(p)).

2.54  Stock Bonus Portion
-------------------------

                   "Stock Bonus Portion" means the portion of each Participant's Account which is attributable to his former account balance in the Roadway Services, Inc. Stock Bonus Plan and Trust, as amended and restated and transferred to the Plan pursuant to Section 4.13.

2.55 Termination of Employment
------------------------------

                   "Termination of Employment" means the earlier of a Participant's cessation of active employment with the Controlled Group through quit, discharge, death or retirement or the date that is twelve (12) months after his last day worked with the Controlled Group.

2.56 Totally and Permanently Disabled
-------------------------------------

                   "Totally and Permanently Disabled" means a physical or mental condition of a Participant resulting from a bodily injury or disease or mental disorder, arising after the date the Participant's Service commences, which renders him incapable of continuing in the employment of his present Employer. The total and permanent disability of a Participant shall be determined by the Committee based upon appropriate medical advice and examination.

2.57 Trust
----------

                   "Trust" means the trust established under the Trust Agreement for the holding, investment, administration and distribution of the Trust Fund.

2.58  Trust Agreement
---------------------

                   "Trust Agreement" means the Trust Agreement between the Company and the Trustee providing, among other things, for the Trust and the establishment of the Trust Fund, as such Trust Agreement shall be amended from time to time, or any trust agreement superseding the same. The Trust Agreement is hereby incorporated into the Plan by reference.

2.59  Trust Fund
----------------

                  "Trust Fund" means the assets held by the Trustee under the provisions of the Trust Agreement, without distinction as to principal or interest.

2.60  Trustee
-------------

                   "Trustee" means the trustee or trustees appointed pursuant to the Trust Agreement,and any successor Trustee thereto.

2.61  Valuation Date
--------------------

                   "Valuation Date" means the last business day of each calendar month and such other dates selected by the Committee.

2.62  Year of Service
---------------------

                  "Year of Service" means each portion of an Employee's Period of Service that equals 365 days (whether or not consecutive).

                                   ARTICLE III
                                   -----------

                          ELIGIBILITY FOR PARTICIPATION
                          -----------------------------

3.1  Conditions of Eligibility
------------------------------

                  (a) Any Employee who was a participant in the Roadway Services, Inc. Stock Savings and Retirement Income Plan and Trust, as amended and restated, on December 31, 1995 and who is a Covered Employee on the Effective Date shall be an Eligible Employee under the Plan.

                  (b) Each other Employee shall become an Eligible Employee on the first Enrollment Date following the date on which he meets the following requirements: (1) he is a Covered Employee, (2) he has attained age twenty-one
(21) and is credited with at least one (1) Year of Service, and (3) he has satisfied any additional eligibility requirements included in his Employer's Instrument of Adoption.

3.2 Enrollment
--------------

                  Any Eligible Employee described in Section 3.1 may enroll as a Participant in the Plan on the Enrollment Date on which he is initially eligible or on any subsequent Enrollment Date by satisfying any enrollment procedures established by the Plan Administrator and within such period established by the Plan Administrator before such Date. These procedures shall govern the filing of information, including (a) a Participant's election, commencing on or after the effective date on which the Eligible Employee is to become a Participant, to have Before-Tax Contributions and/or After-Tax Contributions made by or for him to the Trust Fund, (b) his authorization, if any, to his Employer to withhold from his Compensation, any designated Before-Tax Contributions and to pay the same to the Trust Fund (his "Salary Reduction Agreement"), (c) his authorization, if any, to his Employer to withhold from his Compensation any designated After-Tax Contributions and to pay the same to the Trust, (d) his direction that Contributions made by or for him be invested in the Investment Funds as permitted by Section 7.5, and
(e) any other information required by the Plan Administrator.

3.3  Duration of Participation
------------------------------

                  An Employee or former Employee shall remain a Participant so long as (a) he meets the requirements of Section 3.1, or (b) a portion of the Trust Fund is credited to his Account and held for his benefit by the Trustee. However, a Participant who ceases to meet the requirements of Section 3.1, may make no further After-Tax Contributions and may have no Before-Tax Contributions or Matching Employer Contributions made for him until he again becomes an Eligible Employee and he again enrolls as a contributing Participant pursuant to
Section 3.2. If an Eligible Employee ceases to be an Eligible Employee and later again becomes an Eligible Employee, he may again, subject to the foregoing limitations of this Section, participate in the Plan on the day he so again becomes an Eligible Employee.

3.4 Participation Due to Administrative Error
---------------------------------------------

                  Any Employee of an Employer who was allowed to participate in the Plan through an administrative error but who is not a Covered Employee (as defined in Section 2.18) shall be considered an Eligible Employee for purposes of his initial participation in the Plan, but shall cease to be considered an Eligible Employee (and, therefore, shall cease to meet the requirements of Section 3.1) on the date such error is discovered. Notwithstanding the foregoing, this Section shall only apply to an Employee who is not a Highly Compensated Employee.

                                   ARTICLE IV
                                   ----------

                            PARTICIPANT CONTRIBUTIONS
                            -------------------------

4.1  Amount of Before-Tax and After-Tax Contributions
-----------------------------------------------------

                  (a) Upon enrollment pursuant to Section 3.2, a Participant may agree pursuant to a Salary Reduction Agreement to have his Employer make Before-Tax Contributions to the Trust of up to fourteen and one-half percent
(14 1/2%) of his Compensation (in 1/2% increments) through equal pay period reductions.

                  (b) Upon enrollment pursuant to Section 3.2, a Participant may elect to make After-Tax Contributions to the Trust of up to four and a half percent (4 1/2%) of his Compensation (in 1/2% increments) through equal pay period reductions.

                  (c) Notwithstanding the foregoing, if a Participant's Before-Tax Contributions and/or After-Tax Contributions must be reduced to comply with the requirements of Section 4.7 or 4.8, as applicable, or the requirements of applicable law, his Before-Tax Contributions and/or After-Tax Contributions as so reduced will be the maximum percentages of his Compensation permitted by such Section or law and the increment requirements listed above shall not apply.

4.2  Maximum and Minimum Contributions
--------------------------------------

                  A Participant's Before-Tax Contributions and/or After-Tax Contributions with respect to any pay period must equal at least one and one-half percent (1 1/2%) of his Compensation and may not, in the aggregate, exceed fourteen and one-half percent (14 1/2%) of his Compensation. The Committee shall have the discretion to reduce or suspend the Before-Tax Contributions and/or to reduce, suspend or increase After-Tax Contributions of any Employee to satisfy any of the limits expressed in this Article.

4.3 Payments to Trustee
-----------------------

                  Before-Tax Contributions and After-Tax Contributions that are made by or for a Participant shall be transmitted by the Employers to the Trustee as soon as practicable, but in no event later than thirty (30) days after the end of the calendar month in which such Contributions would otherwise have been paid to the Participant.

4.4 Changes in Contributions
----------------------------

                  The percentage or percentages designated by a Participant pursuant to Section 4.1 shall continue in effect, notwithstanding any changes in the Participant's Compensation. A Participant may, however, in accordance with the percentages permitted by Sections 4.1 and 4.2, change the percentage of his Before-Tax Contributions and/or his After-Tax Contributions effective as of the first pay period of any calendar quarter upon prior notice filed with the Plan Administrator within such period established by the Plan Administrator. Notwithstanding the foregoing, the Plan Administrator may, pursuant to uniform nondiscriminatory procedures, increase the Participant's After-Tax Contributions for the remainder of the Plan Year if such Participant's Before-Tax Contributions are ceased as a result of the application of Section 4.6.

4.5 Suspension and Resumption of Contributions
----------------------------------------------

                  Upon prior notice filed with the Plan Administrator, within such period established by the Plan Administrator, a Participant may at any time suspend his Before-Tax Contributions and/or After-Tax Contributions effective with the start of the next payroll period following the expiration of such period, provided such suspension must be made for not less than one (1) calendar quarter. A Participant who has so suspended his Before-Tax Contributions and/or After-Tax Contributions may, upon prior notice filed with the Plan

Administrator, within such period established by the Plan Administrator, resume making such Contributions as of the first full pay period following such period of suspension if he is an Eligible Employee on such date.

4.6  Excess Deferrals
---------------------

                  (a) Notwithstanding the foregoing provisions of this Article, a Participant's Before-Tax Contributions for any taxable year of such Participant shall not exceed the limitation in effect under Code Section 402(g). Except as otherwise provided in this Section, a Participant's Before-Tax Contributions for purposes of this Section shall include (i) any employer contribution made under any qualified cash or deferred arrangement as defined in Code Section 401(k) to the extent not includible in gross income for the taxable year under Code Section 402(e)(3) (determined without regard to Code Section 402(g)), (ii) any employer contribution to the extent not includible in gross income for the taxable year under Code Section 402(h)(1)(B) (determined without regard to Code Section 402(g)) and (iii) any employer contribution to purchase an annuity contract under Code Section 403(b) under a salary reduction agreement within the meaning of Code Section 3121(a)(5)(D).

                  (b) In the event that a Participant's Before-Tax Contributions exceed the amount described in Subsection (a) of this Section (hereinafter called "excess deferrals"), such excess deferrals (and any income allocable thereto) shall be distributed to the Participant by April 15 following the close of the taxable year in which such excess deferrals occurred if (and only if), by April 15 of such taxable year the Participant (i) allocates the amount of such excess deferrals among the plans under which the excess deferrals were made and
(ii) notifies the Plan Administrator of the portion allocated to this Plan.

                  (c) In the event that a Participant's Before-Tax Contributions under this Plan exceed the amount described in Subsection (a) of this Section, or in the event that a Participant's Before-Tax Contributions made under this Plan do not exceed such amount but he allocates a portion of his excess deferrals to his Before-Tax Contributions made to this Plan, Matching Employer Contributions, if any, made with respect to such Before-Tax Contributions (and any income allocable thereto) shall be applied to reduce subsequent Matching Employer Contributions required under the Plan.

4.7 Excess Before-Tax Contributions
-----------------------------------

                  (a) Notwithstanding the provisions of this Article and Article V, for any Plan Year,

                   (i) the actual deferral percentage (as defined in Subsection
          (b) of this Section) for the group of Highly Compensated Eligible Employees (as defined in Subsection (c) of this Section) for such Plan Year shall not exceed the actual deferral percentage for all other Eligible Employees for such Plan Year multiplied by 1.25, or

                  (ii) the excess of the actual deferral percentage for the group of Highly Compensated Eligible Employees for such Plan Year over the actual deferral percentage for all other Eligible Employees for such Plan Year shall not exceed two (2) percentage points, and the actual deferral percentage for the group of Highly Compensated Eligible Employees for such Plan Year shall not exceed the actual deferral percentage for all other Eligible Employees for such Plan Year multiplied by two (2).

If two or more plans that include cash or deferred arrangements are considered as one plan for purposes of Code Sections 401(a)(4) or 410(b), such arrangements included in such plans shall be treated as one arrangement for the purposes of this Subsection; and if any Highly Compensated Eligible Employee is a participant under two or more cash or deferred arrangements of the Controlled Group, all such arrangements shall be treated as one cash or deferred arrangement for purposes of determining the deferral percentage with respect to such Highly Compensated Eligible Employee.

                  (b) For the purposes of this Section, the actual deferral percentage for a specified group of Eligible Employees for a Plan Year shall be the average of the ratios (calculated separately for each Eligible Employee in such group) of (i) the amount of Before-Tax Contributions and, at the election of an Employer, any Qualified Nonelective Contributions, actually paid to the Trust for each such Eligible Employee for such Plan Year (including any "excess deferrals" described in Plan Section 4.6(b)) to (ii) the Eligible Employee's compensation for such Plan Year. For the purposes of this Subsection, the term "compensation" shall mean the sum of an Eligible Employee's compensation under
Section 5.9(c) and his Before-Tax Contributions (subject to the limitations described in Section 2.14(b)).

                  In the case of a Highly Compensated Eligible Employee who is either a 5-percent owner (as defined in Code Section 416(i)(1)) or one of the ten (10) most Highly Compensated Employees, the combined actual deferral ratio for the family group (as such term is hereinafter defined), which shall be treated as one Highly Compensated Eligible Employee, shall be determined by combining the Before-Tax Contributions (and Qualified Nonelective Contributions, if any) and compensation of all members of the family group who are Eligible Employees. For purposes of this Subsection, the term "family group" shall mean any Highly Compensated Eligible Employee described in the preceding sentence and such Employee's Spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants. For the purposes of determining "the actual deferral percentage for all other Eligible Employees" as referred to in Subsection (a) of this Section, the Before-Tax Contributions (and Qualified Nonelective Contributions, if any) and compensation of all members of the family group shall be disregarded.

                  (c) For the purposes of this Section, the term "Highly Compensated Eligible Employee" for a particular Plan Year shall mean any Highly Compensated Employee who is an Eligible Employee.

                  (d) In the event that excess contributions (as such term is hereinafter defined) are made to the Trust for any Plan Year, then, prior to March 15 of the following Plan Year, such excess contributions (and any income allocable thereto) shall be distributed to the Highly Compensated Eligible Employees on the basis of the respective portions of the excess contributions attributable to each such Eligible Employee. For the purposes of this Subsection, the term "excess contributions" shall mean, for any Plan Year, the excess of (i) the aggregate amount of Before-Tax Contributions actually paid to the Trust on behalf of Highly Compensated Eligible Employees for such Plan Year over (ii) the maximum amount of such Before-Tax Contributions permitted for such Plan Year under Subsection (a) of this Section, determined by reducing Before-Tax Contributions made on behalf of Highly Compensated Eligible Employees in order of the actual deferral percentages (as defined in Subsection (b) of this Section) beginning with the highest of such percentages.

                  Notwithstanding the foregoing provisions of this Subsection, in the case of a Highly Compensated Eligible Employee whose actual deferral ratio is determined under the family aggregation rules set forth in Subsection
(b) of this Section, the determination and correction of the amount of excess contributions shall be made by reducing the actual deferral ratio in accordance with the "leveling" method described in Treasury Regulations Section 1.401(k)-1(f)(2) and allocating the excess contributions for the family group among its members in proportion to the Before-Tax Contributions of each member of the family group that is combined to determine the actual deferral ratio.

                   (e) Matching Employer Contributions made with respect to a Participant's excess contributions (and any income allocable thereto) shall be applied to reduce subsequent Matching Employer Contributions required under the Plan.

4.8 Excess Matching Employer and After-Tax Contributions
--------------------------------------------------------

                  (a) Notwithstanding the foregoing provisions of this Article or the provisions of Article V, for any Plan Year the contribution percentage (as defined in Subsection (b) of this Section) for the group of Highly Compensated Eligible Employees (as defined in Plan Section 4.7(c)) for such Plan Year shall not exceed the greater of (i) one hundred twenty-five percent (125%) of the contribution percentage for all other Eligible Employees, or (ii) the lesser of two hundred percent (200%) of the contribution percentage for all other Eligible Employees or the contribution percentage for all other Eligible Employees plus two (2) percentage points. If two or more plans of the Controlled Group to which matching employer contributions, employee after-tax contributions or Before-Tax Contributions (as defined in Section 4.6(a)) are made are treated as one plan for purposes of Code Section 410(b), such plans shall be treated as one plan for purposes of this Subsection; and if a Highly Compensated Eligible Employee participates in two or more plans of the Controlled Group to which such contributions are made, all such contributions shall be aggregated for purposes of this Subsection.

                  (b) For the purposes of this Section, the contribution percentage for a specified group of Eligible Employees for a Plan Year shall be the average of the ratios (calculated separately for each Eligible Employee in such group) of (i) the sum of the Matching Employer Contributions, After-Tax Contributions and, at the election of an Employer, any Qualified Nonelective Contributions paid under the Plan by or on behalf of each such Eligible Employee for such Plan Year to (ii) the Eligible Employee's compensation (as defined in Section 4.7(b)) for such Plan Year.

                  In the case of a Highly Compensated Eligible Employee who is either a 5-percent owner (as defined in Code Section 416(i)(1)) or one of the ten (10) most Highly Compensated Employees, the combined contribution ratio for the family group (as such term is defined in Section 4.7(b)), which shall be treated as one Highly Compensated Employee, shall be determined by combining the Matching Employer Contributions (and Qualified Nonelective Contributions, if applicable) and compensation of all members of the family group who are Eligible Employees. For the purposes of determining "the contribution percentage for all other Eligible Employees" as referred to in Subsection (a) of this Section, the Matching Employer Contributions (and Qualified Nonelective Contributions, if applicable) and compensation of all members of the family group shall be disregarded.

                  (c) In the event that excess aggregate contributions (as such term is hereinafter defined) are made to the Trust for any Plan Year, then, prior to March 15 of the following Plan Year, such excess aggregate contributions (and any income allocable thereto) shall be forfeited (if forfeitable) and applied as provided in Section 5.7 or (if not forfeitable) shall be distributed to the Highly Compensated Eligible Employees on the basis of the respective portions of the excess contributions attributable to each such Eligible Employee. For the purposes of this Subsection, the term "excess aggregate contributions" shall mean, for any Plan Year, the excess of (i) the aggregate amount of the Matching Employer Contributions and After-Tax Contributions actually paid to the Trust by or on behalf of Highly Compensated Eligible Employees for such Plan Year over (ii) the maximum amount of such Matching Employer Contributions and After-Tax Contributions permitted for such Plan Year under Subsection (a) of this Section, determined by reducing Matching Employer Contributions and After-Tax

Contributions made by or on behalf of Highly Compensated Eligible Employees in order of their contribution percentages (as defined in Subsection (b) of this Section) beginning with the highest of such percentages.

                  Notwithstanding the foregoing provisions of this Subsection, in the case of a Highly Compensated Eligible Employee whose contribution percentage is determined under the family aggregation rules set forth in Subsection (b) of this Section, the determination and correction of the amount of excess aggregate contributions shall be made by reducing the contribution ratio in accordance with the "leveling" method described in Treasury Regulation
Section 1.401(m)-1(e)(2) and allocating the excess aggregate contributions for the family group among its members in proportion to the Matching Employer Contributions and After-Tax Contributions of each member of the family group that is combined to determine the contribution ratio.

                   (d) The determination of excess aggregate contributions under this Section shall be made after (i) first determining the excess deferrals under Section 4.6 and (ii) then determining the excess contributions under
Section 4.7.

4.9  Multiple Use of the Alternative Limitation
-----------------------------------------------

                    (a) Notwithstanding the foregoing provisions of this Article or the provisions of Article V, if, after the application of Sections 4.6, 4.7 and 4.8, the sum of the actual deferral percentage and the contribution percentage for the group of Highly Compensated Eligible Employees (as defined in Section 4.7(c)) exceeds the aggregate limit (as defined in Subsection (b) of this Section), then the contributions made for such Plan Year for Highly Compensated Eligible Employees will be reduced so that the aggregate limit is not exceeded. Such reductions shall be made first in After-Tax Contributions (but only to the extent that they are not matched by Matching Employer Contributions) then in Before-Tax Contributions (but only to the extent that they are not matched by Matching Employer Contributions) and then in Matching Employer Contributions. Reductions in contributions shall be made in the manner provided in Section 4.7 or 4.8, as applicable. The amount by which each such Highly Compensated Eligible Employee's contributions are reduced shall be treated as an excess contribution or an excess aggregate contribution under
Section 4.7 or 4.8, as applicable. For the purposes of this Section, the actual deferral percentage and contribution percentage of the Highly Compensated Eligible Employees are determined after any reductions required to meet those tests under Sections 4.7 and 4.8. Notwithstanding the foregoing provisions of this Section, no reduction shall be required by this Subsection if either (i) the actual deferral percentage of the Highly Compensated Eligible Employees does not exceed 1.25 multiplied by the actual deferral percentage of the non-Highly Compensated Eligible Employees, or (ii) the contribution percentage of the Highly Compensated Eligible Employees does not exceed 1.25 multiplied by the contribution percentage of the non-Highly Compensated Eligible Employees.

                  (b) For purposes of this Section, the term "aggregate limit" means the sum of (i) one hundred twenty-five percent (125%) of the greater of
(A) the actual deferral percentage of the non-Highly Compensated Eligible Employees for the Plan Year, or (B) the contribution percentage of the non-Highly Compensated Eligible Employees for the Plan Year, and (ii) the lesser of (A) two hundred percent (200%) of, or (B) two (2) plus the lesser of such actual deferral percentage or contribution percentage. If it would result in a larger aggregate limit, the word "lesser" is substituted for the word "greater" in part (i) of this Subsection, and the word "greater" is substituted for the word "lesser" in part (ii)(B) of this Subsection.

4.10 Monitoring Procedures
--------------------------

                  (a) In order to ensure that at least one of the actual deferral percentages specified in Section 4.7(a) and at least one of the contribution percentages specified in Section 4.8(a) and the aggregate limit specified in Section 4.9(b) are satisfied for each Plan Year, the Committee shall monitor (or cause to be monitored) the amount of Before-Tax Contributions, After-Tax Contributions and Matching Employer Contributions being made to the Plan by or for each Eligible Employee during each Plan Year. In the event that the Committee determines that neither of such actual deferral percentages, neither of such contribution percentages or such aggregate limit will be satisfied for a Plan Year, and if the Committee in its sole discretion determines that it is necessary or desirable, the Before-Tax Contributions, After-Tax Contributions and/or the Matching Employer Contributions made thereafter by or for each Highly Compensated Eligible Employee (as defined in Section 4.7(c)) may be reduced (pursuant to non-discriminatory rules adopted by the Committee) to the extent necessary to decrease the actual deferral percentage and/or the contribution percentage for Highly Compensated Eligible Employees for such Plan Year to a level that satisfies either of the actual deferral percentages, either of the contribution percentages and/or the aggregate limit. In the case of Section 4.8, such reductions shall be made first in the After-Tax Contributions, if any, to be made by the Highly Compensated Eligible Employees.

                  (b) In order to ensure that excess deferrals (as such term is defined in Section 4.6(b)) shall not be made to the Plan for any taxable year for any Participant, the Committee shall monitor (or cause to be monitored) the amount of Before-Tax Contributions being made to the Plan for each Participant during each taxable year and may take such action (pursuant to non-discriminatory rules adopted by the Committee) to prevent Before-Tax Contributions made for any Participant under the Plan for any taxable year from exceeding the maximum amount applicable under Section 4.6(a).

                   (c) The actions permitted by this Section are in addition to, and not in lieu of, any other actions that may be taken pursuant to other Sections of the Plan or that may be permitted by applicable law or regulation in order to ensure that the limitations described in Sections 4.6 through 4.9 are met.

4.11 Testing Procedures
-----------------------

                  In applying the limitations set forth in Sections 4.7, 4.8 and 4.9, the Committee may, at its option, utilize such testing procedures as may be permitted under Code Sections 401(a)(4), 401(k), 401(m) or 410(b), including, without limitation, (a) aggregation of the Plan with one or more other qualified plans of the Controlled Group, (b) restructuring of the Plan or any other qualified plan of the Controlled Group into one or more component plans, (c) inclusion of qualified matching contributions, qualified nonelective contributions or elective deferrals described in, and meeting the requirements of, Treasury Regulations under Code Sections 401(k) and 401(m) to any other qualified plan of the Controlled Group in applying the limitations set forth in Sections 4.7, 4.8 and 4.9, or (d) any permissible combination thereof.

4.12 Rollover Contributions
---------------------------

                  The Trustee shall, at the direction of the Committee, receive and thereafter hold and administer as a part of the Trust Fund for a Covered Employee cash or other property acceptable to the Committee which shall have been distributed to the Covered Employee from a trust (which is described in Code Section 401(a) and exempt from tax under Code Section 501(a)) under another plan in which the Covered Employee was a participant or from an individual retirement account described in Code Section 408(d)(3)(A)(ii) or in a distribution which constitutes an "eligible rollover distribution" under Code
Section 401(a)(31) or Code Section 402(c)(4). The Committee may impose such requirements as it deems necessary to insure, to the extent possible, that the amounts proposed to be transferred hereto comply with the requirements of this
Section 4.12.

4.13  Transfers to this Plan from Other Plans
---------------------------------------------

                  The Trustee shall, at the direction of the Company, receive and thereafter hold and administer as a part of the Trust Fund for a Participant all cash and other property which may be transferred to the Trustee from a trust held under another plan in which the Participant was a participant, which meets the requirements of sections 401(a) and 501(a) of the Code ("a qualified trust") and which is not subject to the survivor annuity requirements of section 401(a)(11) of the Code.

                                    ARTICLE V
                                    ---------

                             EMPLOYER CONTRIBUTIONS
                             ----------------------

5.1  Amount of Matching Employer Contributions
----------------------------------------------

                  Subject to the provisions of the Plan, each Employer shall, as and to the extent it lawfully may, contribute to the Trust on account of each Plan Year an amount of cash or Company Stock equal in value to one hundred percent (100%) of the Before-Tax and After-Tax Contributions described in
Section 5.2. The Company may provide for Matching Employer Contributions to be made in whole or partial payments, at any time during such Year or within the time following the close of such Year that is prescribed by law for filing its federal income tax return (including extensions thereof). Notwithstanding any provision of the Plan to the contrary, in no event shall an Employee's Matching Employer Contributions on account of any Plan Year exceed the maximum amount deductible for such Year for purposes of federal taxes on income under applicable provisions of the Code, and such Contributions shall be made on the condition that they are deductible under applicable provisions of the Code.

5.2 Allocation of Matching Employer Contributions
-------------------------------------------------

                  (a) Each Participant who is a Covered Employee of a particular Employer shall receive an allocation to his Account of that Employer's Matching Employer Contributions with respect to a Plan Year, which allocation shall be made only with respect to the Participant's Before-Tax Contributions and After-Tax Contributions that:

                  (i) do not exceed, in the aggregate, four and one-half percent (4 1/2%) of his Compensation while an active Covered Employee during that Plan Year;

                  (ii) are earned prior to his Termination of Employment with his Employer; and

                  (iii) if made prior to the end of the calendar quarter in which the Participant attains age fifty-five (55), are invested only in the Company Stock Fund.

For purposes of this Subsection, Matching Employer Contributions shall be applied first to a Participant's After-Tax Contributions and then, if applicable, to a Participant's Before-Tax Contributions.

                  (b) As of each Valuation Date, Matching Employer Contributions (including earnings and appreciation thereon) that have been made pursuant to
Section 5.1 for pay periods ending on or prior to such Valuation Date shall be allocated to the Accounts of Participants as provided in Subsection (a) of this Section.

5.3  Qualified Nonelective Contributions
----------------------------------------

                  For any Plan Year, an Employer, in its discretion, may make a Qualified Nonelective Contribution (1) in such amount, (2) for such Participants and (3) in such proportions among such Participants as such Employer shall determine. Qualified Nonelective Contributions may be made in cash or Company Stock and shall be made within the time prescribed by law for making Qualified Nonelective Contributions. Each Employer shall designate to the Trustee the Plan Year for which and the Participants for whom any Qualified Nonelective Contribution is made.

5.4 Allocation of Qualified Nonelective Contributions
-----------------------------------------------------

                   Qualified Nonelective Contributions shall be allocated to the Accounts of Participants who are designated by an Employer as eligible to share therein in such amounts as such Employer directs.

5.5  Profit Sharing Contributions
---------------------------------

                  Each Employer may, in its discretion, contribute to the Trust on account of each Plan Year an amount determined by such Employer as its Profit Sharing Contribution for such year. The Profit Sharing Contribution of each Employer may be made in cash or Company Stock and shall be made during the Plan Year for which made or within the time following the close of such Plan Year which is prescribed by law for the filing by each such Employer of its federal income tax return (including extensions thereof).

5.6 Allocation of Profit Sharing Contributions
----------------------------------------------

                  Each Employer's Profit Sharing Contributions made for a Plan Year shall be allocated and credited to the Accounts of those Employees of the Employer who either (a) are Participants on the last day of such Plan Year or
(b) terminated employment with the Controlled Group during such Plan Year by reason of death or Total and Permanent Disability. There shall be credited to the Account of each such Employee as of the last day of each Plan Year, a portion of the Profit Sharing Contribution (if any) of such Employee's Employer for such Plan Year equal to either (1) the amount of such Profit Sharing Contribution multiplied by a fraction, the numerator of which is the Employee's Compensation for such Plan Year and the denominator of which is the total Compensation for such Plan Year of all Employees of such Employer described in the preceding sentence or (2) at the Employer's discretion, the amount of such Profit Sharing Contribution divided by the total number of Employees described in (a) and (b) above.

5.7  Reduction of Matching Employer Contributions
-------------------------------------------------

                  The amount of Matching Employer Contributions determined to be payable to the Trust shall be reduced by amounts that have been forfeited or held in a suspense account in accordance with the terms of the Plan.

5.8 Return of Contributions to Employers
----------------------------------------

                  (a) Except as specifically provided in this Section or in the other Sections of the Plan, the Trust Fund shall never inure to the benefit of the Employers and shall be held for the exclusive purposes of providing benefits to Employees, Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan.

                  (b) If a Matching Employer Contribution to the Trust is made by an Employer by a mistake of fact, the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake of fact shall be returned to such Employer within one (1) year after the payment of such Contribution. If a Matching Employer Contribution to the Trust is made by an Employer (all of which Contributions are conditioned upon their deductibility under Code Section 404 (or any successor thereto) pursuant to Section 5.1), and if such Contribution is not fully deductible under such Code Section, such Contribution, to the extent the deduction therefor is disallowed, shall be returned to the Employer within one (1) year after the disallowance of the deduction. Earnings attributable to Matching Employer Contributions returned to an Employer pursuant to this Subsection may not be returned, but losses attributable thereto shall reduce the amount to be returned; provided, however, that if the withdrawal of the amount attributable to the mistaken or non-deductible Contribution would cause the balance of the Account of any Participant to be reduced to less than the balance that would have been in such Account had the mistaken or non-deductible amount not have been contributed, the amount to be returned to the Employer pursuant to this Section shall be limited so as to avoid such reduction.

5.9 Provisions Pursuant to Code Section 415(c)
----------------------------------------------

                  (a) Notwithstanding any other provision of the Plan, the annual additions (as defined in Subsection (b) of this Section) to a Participant's Account in any Plan Year (which shall be the limitation year) shall in no event exceed the lesser of thirty thousand dollars ($30,000) (or, if greater, one-fourth (1/4) of the dollar limitation in effect under Code Section 415(b)(1)(A)), or twenty-five percent (25%) of his compensation for such Plan Year.

                   (b) For purposes of this Section, the term "annual additions" means the sum for any Plan Year of:

                  (i) all contributions made by the Controlled Group that are allocated to the Participant's account pursuant to a defined contribution plan maintained by a Controlled Group Member,

                  (ii) all employee contributions made by the Participant to a defined contribution plan maintained by a Controlled Group Member,

                  (iii) all forfeitures allocated to the Participant's account pursuant to a defined contribution plan maintained by a Controlled Group Member,

                  (iv) any amount allocated to an individual medical benefit account (as defined in Code Section 415(l)(2)) of the Participant that is part of a pension or annuity plan maintained by a Controlled Group Member, and

                  (v) any amount attributable to medical benefits allocated to the Participant's account established under Code Section 419A(d)(1) if the Participant is or was a key-employee (as such term is defined in Code Section 416(i)) during such Plan Year or any preceding Plan Year.

                  (c) For the purposes of this Section, the term "compensation" shall mean compensation within the meaning of Code Section 415(c)(3) and regulations thereunder.

                  (d) If a Participant's annual additions would exceed the limitations of Subsection (a) of this Section for a Plan Year as a result of the allocation of forfeitures, a reasonable error in estimating the Participant's Compensation, or a reasonable error in determining the amount of Before-Tax Contributions that may be made with respect to the Participant under the limitations of this Section (or other facts and circumstances that the Commissioner of Internal Revenue finds justify application of the following rules of this Subsection), After-Tax Contributions (if any) made by the Participant for such Plan Year that constitute part of the annual addition (together with any gains attributable thereto) shall be returned to the Participant to the extent necessary to effectuate such reduction. If the return of all such After-Tax Contributions is not sufficient to effectuate such reduction, Before-Tax Contributions (if any) made by the Participant for such Plan Year that constitute part of the annual addition (together with any gains attributable thereto) shall be returned to the Participant to the extent necessary to effectuate such reduction. If the return of all such After-Tax Contributions and Before-Tax Contributions is not sufficient to effectuate such reduction, Contributions allocable to such Participant's Account for such year shall, to the extent necessary to effectuate such reduction, be allocated among the remaining Participants in accordance with Section 5.2(b) exclusive of those Participants whose Accounts have received the maximum permitted by law for tax deduction purposes.

                  In the event that the provisions of this Section make it impossible to allocate any Contributions in accordance with Section 5.2(b), such Contributions shall be allocated to a suspense account. Amounts allocated to the suspense account shall be reallocated to Participant Accounts in accordance with
Section 5.2(b) as of the first Valuation Date upon which it is possible to do so without violating the limitations of this Section until the suspense account is exhausted. Investment gains and losses and other income shall not be allocated to the suspense account during the period such suspense account is required to be maintained pursuant to this Subsection.

                  In the event of the termination of this Plan while there exists a balance in the suspense account, to the extent such balance cannot be allocated to Participant Accounts without violating the limitations of this Section, such balance shall revert to the applicable Employer.

5.10 Provision Pursuant to Code Section 415(e)
----------------------------------------------

                  (a) Notwithstanding any other provision of the Plan, if an individual is a participant in both a defined benefit plan and a defined contribution plan maintained by the Controlled Group, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Plan Year may not exceed 1.00. If a reduction is necessary to avoid exceeding the limitation set forth in this Section, the affected participant's benefits under the defined benefit plan shall be reduced to the extent necessary to avoid exceeding such limitation. For purposes hereof,

                  (i) The defined benefit plan fraction for any Plan Year is a fraction, (A) the numerator of which is the projected annual benefit of the participant under the plan (determined as of the close of the Year), and (B) the denominator of which is the lesser of (I) the product of 1.25, multiplied by the dollar limitation in effect under Code Section 415(b)(1)(A) for such Year, or (II) the product of 1.4, multiplied by the amount which may be taken into account under Code
         Section 415(b)(1)(B) with respect to such participant under the plan for such Year; and

                  (ii) The defined contribution plan fraction for any Plan Year is a fraction, (A) the numerator of which is the sum of the annual additions to the participant's account as of the close of the Year and for all prior Years, and (B) the denominator of which is the sum of the lesser of the following amounts determined for such Year and for each prior year of service with the Controlled Group (regardless of whether a plan is in existence during such Year):

                           (I) the product of 1.25, multiplied by the dollar
                  limitation in effect under Code Section 415(c)(1)(A) for such Year and each such prior year of service, or

                           (II) the product of 1.4, multiplied by the amount
                  which may be taken into account under Code Section 415(c)(1)(B) with respect to such participant under such plan for such Year and each prior year of service.

                   (b) A participant's projected annual benefit for purposes of Subsection (a) of this Section is equal to the annual benefit to which he would be entitled under the terms of the defined benefit plan, assuming he will continue employment until reaching normal retirement age as determined under the terms of such plan (or current age, if later), his compensation for the Plan Year under consideration will remain the same until the date he attains such age, and all other relevant factors used to determine benefits under the plan for the Plan Year under consideration will remain constant for all future Plan Years.

5.11 Definitions
----------------

                  (a) For purposes of applying the limitations set forth in Sections 5.9 and 5.10, all qualified defined contribution plans (whether or not terminated) ever maintained by one or more Controlled Group Members will be treated as one defined contribution plan, and all qualified defined benefit plans (whether or not terminated) ever maintained by one or more Controlled Group Members will be treated as one defined benefit plan.

                  (b) For purposes of applying the limitations set forth in
Section 5.9, allocations under the defined contribution plans that must be treated as though they constituted a single defined contribution plan under Subsection (a) of this Section shall be made in the following order:

                 (i)   before-tax contributions under the Plan;
                 (ii)  matching employer contributions under the Plan;
                 (iii) profit-sharing contributions under the Plan; and
                 (iv)  after-tax contributions under the Plan.

5.12  Funding Policy
--------------------

                  The Committee, as a Named Fiduciary, shall (a) determine, establish and carry out a funding policy and method consistent with the objectives of the Plan and the requirements of applicable law, and (b) furnish from time to time to the person responsible for the investment of the assets held in the Trust information such Committee may have relative to the Plan's probable short-term and long-term financial needs, including any probable need for short-term liquidity, and such Committee's opinion (if any) with respect thereto.

5.13  No Duty to Enforce Payment
--------------------------------

                  Neither the Trustee nor the Committee nor any other person shall be under any duty to inquire into the correctness of the amount contributed and paid over to the Trustee hereunder, nor shall the Trustee or the Committee or any other person be under any duty to enforce the payment of the Contributions to be made hereunder by any Employer.

                                   ARTICLE VI
                                   ----------

                                     VESTING
                                     -------

6.1  Immediate Vesting
----------------------

                  All amounts allocated to a Participant's Account shall be fully vested at all times. Notwithstanding the Participant's nonforfeitable right hereunder, no distribution with respect to a Participant or Beneficiary shall be made prior to the time authorized under Article VIII.

                                   ARTICLE VII
                                   -----------

                                   INVESTMENTS
                                   -----------

7.1  Investment Funds
---------------------

                  (a) The Trust Fund will be divided into the Company Stock Fund, the Caliber Stock Fund and such additional Investment Funds as the Company may in its discretion select or establish (which may be more fully described in Exhibit B). Contributions will be invested in the Investment Funds as provided in Section 7.5. Subject to other applicable provisions of the Plan, the Trustee shall hold, manage, administer, value, invest, reinvest, account for and otherwise deal with each Investment Fund separately. The Trustee shall invest and reinvest the principal and income of each such Fund and will keep each Fund invested, without distinction between principal and income, as required under the terms of the Plan.

                  (b) Dividends, interest and other distributions received by the Trustee in respect of each Investment Fund shall be reinvested in the same Investment Fund; provided, however, that, dividends, interest and other distributions received by the Trustee in respect of the Caliber Stock Fund shall be invested solely in the Company Stock Fund.

                  (c) The Trustee, in its sole discretion, may keep such portion of each Investment Fund invested in interest-bearing cash or cash equivalents either pending the selection and purchase of suitable investments under such Fund or as the Trustee may from time to time deem to be necessary or advisable to maintain sufficient liquidity to meet the obligations of the Plan or for other reasons.

                  (d) The Committee shall adopt, and may amend from time to time, general rules of uniform application that shall provide for the administration of each Investment Fund, including, but not limited to, rules providing for (i) the method of valuing each such Investment Fund as of each applicable Valuation Date, (ii) procedures pursuant to which a Participant may elect to have all or a designated part of his Account invested in any Investment Fund (if more than one such Investment Fund is established), (iii) the method of changing any such election by either the Participant or his Death Beneficiary and the frequency with which such elections may be made, (iv) the Investment Fund in which a Participant's Account shall be invested in the absence of an effective election, and (v) any other matters that the Committee deems necessary or advisable in the administration of any Investment Fund.

7.2 Account; Sub-Account
------------------------

                  The Plan Administrator shall establish and maintain, or cause to be established and maintained, an Account for each Participant, which Account will reflect, pursuant to Sub-Accounts established and maintained thereunder, the amount, if any, of the Participant's (a) Before-Tax Contributions, (b) After-Tax Contributions, (c) Matching Employer Contributions, (d) Rollover Contributions, (e) Qualified Nonelective Contributions, (f) Profit Sharing Contributions and (g) Stock Bonus Portion. The Plan Administrator shall also maintain, or cause to be maintained, separate records that will show (i) the portion of each such Sub-Account invested in each Investment Fund and (ii) the amount of Contributions thereto, payments and withdrawals therefrom and the amount of income and losses attributable thereto. The interest of each Participant in the Trust Fund at any time shall consist of his Account balance (as determined pursuant to Section 7.4) as of the last preceding Valuation Date plus any amounts credited to his Account and minus debits to such Account since that Date.

7.3 Reports
-----------

                  The Plan Administrator shall cause reports to be made quarterly to each Participant and to the Death Beneficiary of each deceased Participant, indicating the value of the Participant's Account as of the last Valuation Date within the immediately preceding calendar quarter. In addition, the Plan Administrator shall cause such a report to be made to each Participant who (a) requests such a report in writing (provided that only one report shall be furnished to a Participant upon such a request in any twelve (12) month period) or (b) has a Termination of Employment.

7.4  Valuation of Investment Funds
----------------------------------

                  (a) The balance of each Participant's Account shall be expressed in terms of the number of shares or investment units, as applicable, including fractional shares or units, that have been allocated pursuant to this Section to each Investment Fund in such Participant's Account.

                  (b) The Trustee will, as of the close of business on each Valuation Date, determine or cause to be determined the value of each Investment Fund. Each such valuation will be made on the basis of the net income or loss to each such Investment Fund between the current Valuation Date and the last preceding Valuation Date. The net income or loss of an Investment Fund shall include interest income, dividends and other income of such Fund and shall be reduced by any expenses paid (including the fees and expenses of the Trustee and investment managers, if any, that are to be charged to such Investment Fund in accordance with the terms of the Plan) and other losses of such Fund. For this purpose, the transfer of funds to or from an Investment Fund pursuant to Sections 7.5, 7.6, 7.7 or 7.8, Contributions allocated to an Investment Fund, and payments, distributions and withdrawals from an Investment Fund to provide benefits under the Plan for Participants or Beneficiaries will not be deemed to be income or losses of the Investment Fund. A similar valuation will be made at any other time upon the written direction of the Committee to the Trustee or when the Trustee deems it appropriate to make such a valuation.

                  (c) As of each Valuation Date, the net income or loss of each Investment Fund determined pursuant to Subsection (b) of this Section shall be allocated to the Accounts of Participants in such Investment Fund in proportion to the ratio of the number of shares or units in such Fund held in such Account at any time since the immediately prior Valuation Date to the total shares or units in such Fund at any time since the immediately prior Valuation Date.

                  (d) Except as provided in Sections 7.5, 7.6, 7.7 or 7.8, or as may otherwise be provided by the Committee, Contributions shall be credited to each Participant's Account and allocated in accordance with the investment option chosen by such Participant to the Investment Funds as soon as practicable after such Contribution is made.

                  (e) Notwithstanding the foregoing, the Committee may, in accordance with the applicable requirements of the Code and ERISA, (i) adopt such accounting procedures as it considers appropriate and equitable to establish a proportionate crediting of net income or loss of an Investment Fund and of Contributions made to an Investment Fund as of each Valuation Date and
(ii) adopt such valuation procedures as it considers appropriate and equitable to determine the value of the shares or units, as applicable, of an Investment Fund that are necessary to effectuate the transactions contemplated by the Plan.

7.5  Investment of Contributions
--------------------------------

                  (a)(1) All Matching Employer Contributions made to the Plan pursuant to Section 5.1, Qualified Nonelective Contributions and Profit Sharing Contributions shall be invested in the Company Stock Fund.

                  (2) Matching employer contributions made by Roadway Services, Inc. to the Roadway Services, Inc. Stock Savings and Retirement Income Plan and Trust which have been transferred to the Plan pursuant to
         Section 4.13 shall remain invested in the Caliber Stock Fund and the Company Stock Fund; provided, however, that a Participant may elect to transfer any portion of such matching employer contributions invested in the Caliber Stock Fund to the Company Stock Fund.

                  (b) Except as provided in Paragraphs (1) through (3) of this Subsection, each Participant may, pursuant to Sections 7.6, 7.7 and 7.8, direct that Before-Tax Contributions, After-Tax Contributions and Rollover Contributions made by or for him be invested in one or more Investment Funds.

                  (1) Before-Tax Contributions and After-Tax Contributions made pursuant to Section 4.1 and Rollover Contributions made pursuant to
         Section 4.12 may not be invested in the Caliber Stock Fund;

                  (2) Until a Participant attains age fifty-five (55), that portion of his Before-Tax Contributions and After-Tax Contributions that have been used in determining the allocation of Matching Employer Contributions to his Account pursuant to Section 5.2 shall remain invested in the Company Stock Fund;

                  (3) Until a Participant attains age fifty-five (55), that portion of his Before-Tax Contributions and After-Tax Contributions which have been transferred to the Plan pursuant to Section 4.13 and were used in determining the allocation of matching employer contributions to his account under the Roadway Services, Inc. Stock Savings and Retirement Income Plan and Trust shall remain invested in the Company Stock Fund and the Caliber Stock Fund; provided, however, that a Participant, prior to attaining age fifty-five (55), may elect to transfer any portion of such Before-Tax Contributions and After-Tax Contributions invested in the Caliber Stock Fund to the Company Stock Fund; and

                  (c)(1) A Participant's Stock Bonus Portion not previously diversified or eligible for diversification pursuant to Subsections 5.5(b) or (c) of the Roadway Services, Inc. Stock Bonus Plan and Trust shall remain invested in the Company Stock Fund or the Caliber Stock Fund; provided, however, that a Participant, may elect to transfer any portion of his Stock Bonus Portion invested in the Caliber Stock Fund to the Company Stock Fund.

                  (2) A Participant's Stock Bonus Portion diversified or eligible to be diversified prior to the Effective Date pursuant to Subsections 5.5(b) or (c) of the Roadway Services, Inc. Stock Bonus Plan and Trust may, pursuant to Sections 7.6 and 7.8, be invested in one or more Investment Funds (other than the Caliber Stock Fund). A Participant who has made a diversification election of his Stock Bonus Portion prior to the Effective Date may, pursuant to Sections 7.6 and 7.8, direct that any remaining amount of the one-half (1/2) permitted to be diversified (including earnings and appreciation thereon) be invested in one or more of the other Investment Funds (other than the Caliber Stock Fund).

                  (3) The Stock Bonus Portion of a Participant who attains age fifty-five (55) on or after the Effective Date, may make an initial diversification election pursuant to Sections 7.6 and 7.8 to transfer an amount equal to up to one-half (1/2) of his Stock Bonus Portion to one or more Investment Funds (other than the Caliber Stock Fund). A Participant who has made a diversification election of his Stock Bonus Portion pursuant to the preceding sentence may, pursuant to Sections
         7.6 and 7.8, direct that any remaining amount of the one-half (1/2) permitted to be diversified (including earnings and appreciation thereon) be invested in one or more of the other Investment Funds (other than the Caliber Stock Fund).

7.6  Change of Investments
--------------------------

                  (a)(1) Each Participant who is eligible to direct the investment of all or a portion all or a portion of his Before-Tax Contributions, After-Tax Contributions and Rollover Contributions pursuant to Subsection 7.5(b) (except as provided in Subsection 7.8(c)) may, by direction to the Plan Administrator, change his investment direction with respect to such future Contributions and/or may direct that all or a portion of his Account that is attributable to such prior Contributions (including earnings and appreciation thereon) be transferred from one Investment Fund to another Investment Fund; provided, however, that a Participant may not direct the transfer of any portion of his Account into the Caliber Stock Fund.

                  (2) Each Participant who is eligible to diversify or has diversified any portion of his Stock Bonus Portion pursuant to Paragraphs 7.5(c)(2) or (3) may, by direction to the Plan Administrator, direct that all or a portion of his Stock Bonus Portion which is attributable to the amount eligible to be diversified or to the prior amount diversified pursuant to Paragraphs 7.5(c)(2) or (3) (including earnings and appreciation thereon) be transferred from one Investment Fund to another Investment Fund; provided, however, that a Participant may not direct the transfer of any portion of his Account into the Caliber Stock Fund.

                   (b) Notwithstanding the limitations of Section 7.5, any Participant entitled to a distribution of his Account pursuant to Article VIII may, by direction to the Plan Administrator, irrevocably direct that any portion of his Account not invested in the Company Stock Fund be transferred to the Company Stock Fund prior to the distribution of his Account.

7.7  Investment Direction and Change Procedures-Future
------------------------------------------------------
     Contributions
     -------------

                  (a) Any change of investments for a Participant's future Contributions permitted by Paragraph 7.6(a)(1) shall be made by a Participant by providing direction to the Plan Administrator (on a form or in a manner provided by the Plan Administrator) which shall specify the portion of such Contributions to be invested in each of the Investment Funds.

                  (b) Such directions received and acknowledged by the Plan Administrator, within such period established by the Plan Administrator prior to the first day of any January, April, July or October (or such other date as the Plan Administrator may designate) shall be effected during such month. Any such direction not effected in any month described in this Subsection because it was not timely received or acknowledged with respect to such month shall be effected during the next succeeding January, April, July or October, (or such other date as the Plan Administrator may designate) as applicable.

7.8 Investment Direction and Change Procedures-Prior Contributions
------------------------------------------------------------------

                  (a) Any direction to transfer all or a portion of a Participant's Account among the Investment Funds relating to a Participant's prior Contributions permitted by Paragraph 7.6(a)(1) and/or all or a portion of a Participant's Stock Bonus Portion among the Investments Funds permitted by Paragraph 7.6(a)(2) shall be made by a Participant by providing direction to the Plan Administrator (on a form or in a manner provided by the Plan Administrator) which shall specify the portion of the Investment Fund (in units or shares, as applicable) to be transferred and the Investment Fund(s) into which it is to be transferred and, in the case of a transfer of a Participant's Stock Bonus Portion, the percentage of the Participant's Stock Bonus Portion to be transferred.

                  (b) Except as provided in Subsection (c) of this Section, such directions received and acknowledged by the Plan Administrator, within such period established by the Plan Administrator prior to the first day of any February, May, August, or November (or such other date as the Plan Administrator may designate), shall be effected during such month, based upon the number of shares or units in the Account (or applicable portion thereof) as of the end of the immediately preceding calendar quarter or such other date as may be required by law or designated by the Plan Administrator. Any such direction not effected in any month described in this Subsection because it was not timely received or acknowledged with respect to such month shall be effected during the next succeeding February, May, August, or November (or such other date as the Plan Administrator may designate), as applicable.

                  (c) Notwithstanding Subsection (b) of this Section, any direction to transfer, pursuant to Paragraphs 7.5(a)(2), 7.5(b)(3) or 7.5(c)(1), all or a portion of a Participant's Account invested in the Caliber Stock Fund to the Company Stock Fund which are received and acknowledged by the Plan Administrator within such period established by the Plan Administrator prior to the first day of any January, April, July or October (or such other date as the Plan Administrator may designate), shall be effected during such month, based upon the number of shares in the Account (or applicable portion thereof) as of the end of the immediately preceding calendar quarter or such other date as may be required by law or designated by the Plan Administrator. Any such direction not effected in any month described in this Subsection because it was not timely received or acknowledged with respect to such month shall be effected during the next succeeding January, April, July, or October (or such other date as the Plan Administrator may designate), as applicable.

                  (d) A Participant who has made a direction pursuant to this Section may revoke such direction at least two (2) business days prior to the first day of the month for which such direction would become effective. Such revocation shall be made pursuant to procedures established by the Plan Administrator.

7.9 Directions to the Trustee
-----------------------------

                  The Plan Administrator shall give appropriate and timely directions to the Trustee in order to permit the Trustee to give effect to the investment choice and investment change elections made under Sections 7.5, 7.6,
7.7 and 7.8 and to provide funds for distributions pursuant to Article VIII.

7.10  Voting of Allocated Company Stock and Caliber Stock
---------------------------------------------------------

                  (a) All voting rights on shares of Company Stock and Caliber Stock held by the Trustee shall be exercised by the Trustee only as directed by the Participants (and Beneficiaries) acting in their capacity as Named Fiduciaries in accordance with the following provisions of this Section 7.10. The number of shares of Company Stock and Caliber Stock credited to a Participant's Account shall be determined as of the most recent Valuation Date for which information is readily available.

                  (b) As soon as practicable before each annual or special shareholders' meeting of the Company or Caliber System, Inc., the Trustee shall furnish or cause to be furnished to each Participant a copy of the proxy solicitation material sent generally to shareholders, together with a form to be returned to the Trustee requesting confidential instructions from the Participant, acting in his capacity as a Named Fiduciary, on how the shares of Company Stock or Caliber Stock credited to such Participant's Account and, separately, a proportionate share

(based on the amount of any shares credited to his Account) of any Non-Directed Shares and Unallocated Shares (as defined below) of Company Stock or Caliber Stock held by the Trustee (including fractional shares to 1/1000th of a share) are to be voted by the Trustee. For purposes of this Section 7.10, "Non-Directed Shares" shall mean those shares credited to Participants' Accounts for which instructions are not timely received by the Trustee, as well as shares of Company Stock or Caliber Stock credited to Participants' Accounts after the Valuation Date used under this Section 7.10 for purposes of determining the number of shares credited to each Participant's Account and "Unallocated Shares" shall mean any shares of Company Stock or Caliber Stock not credited to the Participants' Accounts. The Company shall cooperate with the Trustee to insure that Participants receive the requisite information with respect to Company Stock in a timely manner. The materials furnished to the Participants shall include a notice from the Trustee explaining each Participant's right to instruct the Trustee with respect to the voting of shares of Company Stock or Caliber Stock credited to his Account, and, separately, with respect to Non-Directed Shares and Unallocated Shares. Upon timely receipt of such instructions, the Trustee (after combining votes of fractional shares to give effect to the greatest extent to Participants' instructions) shall vote the shares as instructed.

                  (c) With respect to all corporate matters submitted to shareholders, each Participant who has shares of Company Stock or Caliber Stock credited to his Account, acting as a Named Fiduciary shall be entitled to direct the voting of shares of Company Stock or Caliber Stock (including fractional shares to 1/1000th of a share) credited to his Account. With respect to shares of Company Stock or Caliber Stock credited to the Account of a deceased Participant, such Participant's Beneficiary shall be entitled to direct the voting with respect to such shares as if such Beneficiary were the Participant.

                  (d) Each Participant who has shares of Company Stock or Caliber Stock credited to his Account and who is entitled to vote on any matter presented for a vote by the shareholders, as a Named Fiduciary, shall be entitled to separately direct the Trustee with respect to the vote of a portion of the Non-Directed Shares and the Unallocated Shares. Such direction shall apply to such number of votes equal to the total number of votes attributable to Non-Directed Shares and Unallocated Shares multiplied by a fraction, the numerator of which is the number of shares of Company Stock or Caliber Stock credited to the Participant's Account and the denominator of which is the total number of shares of Company Stock or Caliber Stock credited to the Accounts of all such Participants who have timely provided directions to the Trustee with respect to Non-Directed Shares and Unallocated Shares under this Subsection (d). Fractional shares shall be rounded to the nearest 1/1000th of a share.

                  (e) The instructions received by the Trustee from Participants or Beneficiaries shall be held by the Trustee in strict confidence and shall not be divulged or released to any person including directors, officers or employees of the Company or any Controlled Group Member or Caliber System, Inc. except as otherwise required by law.

7.11  Tender of Allocated Company Stock or Caliber Stock
--------------------------------------------------------

                  (a) APPLICABILITY. Except as otherwise expressly provided in the Plan, the Trustee shall not sell, alienate, encumber, pledge, transfer or otherwise dispose of or tender or withdraw, any shares of Company Stock or Caliber Stock held by it under the Plan. All tender or exchange decisions with respect to Company Stock or Caliber Stock shall be made by the Trustee only as directed by the Participants (and Beneficiaries), acting in their capacity as Named Fiduciaries, in accordance with the following provisions of this Section
7.11. The number of shares of Company Stock or Caliber Stock credited to a Participant's Account shall be determined as of the most recent Valuation Date for which information is readily available.

                  (b) INSTRUCTIONS TO TRUSTEE. In the event an offer shall be received by the Trustee (including a tender offer for shares of Company Stock or Caliber Stock subject to Section 14(d)(1) of the Securities Exchange Act of 1934 or subject to Rule 13e-4 promulgated under such Act, as those provisions may from time to time be amended) to purchase or exchange any shares of Company Stock or Caliber Stock held by the Trustee, the Trustee shall advise each Participant who has shares of Company Stock or Caliber Stock credited to his Account in writing of the terms of the offer as soon as practicable after its commencement and shall furnish each Participant with a form by which he may instruct the Trustee confidentially whether or not to tender or exchange shares of Company Stock or Caliber Stock credited to such Participant's Account and, separately, based on Company Stock or Caliber Stock credited to such Participant's Account, a proportionate share of any Non-Directed Shares and any Unallocated Shares (as defined below) of Company Stock or Caliber Stock held by the Trustee (including fractional shares to 1/1000th of a share). For purposes of this Section 7.11, "Non-Directed Shares" shall mean those shares of Company Stock or Caliber Stock credited to Participants' Accounts for which instructions are not timely received by the Trustee as well as shares of Company Stock or Caliber Stock credited to Participants' Accounts after the Valuation Date used under this Section 7.11 for purposes of determining the number of shares credited to each Participant's Account and "Unallocated Shares" shall mean any shares of Company Stock or Caliber Stock not credited to the Participants' Accounts. The materials furnished to the Participants shall include:

                           (1) a notice from the Trustee explaining
Participants' rights to instruct the Trustee with respect to shares of Company Stock or Caliber Stock credited to their Accounts, and, separately, with respect to Non-Directed Shares and Unallocated Shares, as provided herein; and

                           (2) such related documents as are prepared by any
person and provided to the shareholders of the Company pursuant to the Securities Exchange Act of 1934.

The Company and the Trustee may also provide Participants with such other material concerning the tender or exchange offer as the Trustee or the Company in their discretion determine to be appropriate; provided, however, that prior to any distribution of materials by the Company, the Trustee shall be furnished with complete copies of all such materials. The Company shall cooperate with the Trustee to insure that Participants receive the requisite information with respect to Company Stock in a timely manner.

                  (c) TRUSTEE ACTION ON PARTICIPANT INSTRUCTIONS: ALLOCATED SHARES. Each Participant who has shares of Company Stock or Caliber Stock credited to his Account, as a Named Fiduciary, shall be entitled to direct the Trustee whether or not to tender or exchange shares of Company Stock or Caliber Stock credited to his Account (including fractional shares to 1/1000th of a share). With respect to shares of Company Stock or Caliber Stock credited to the Account of a deceased Participant, such Participant's Beneficiary shall be entitled to direct the Trustee whether or not to tender or exchange such shares as if such Beneficiary were the Participant.

                  (d) TRUSTEE ACTION ON PARTICIPANT INSTRUCTIONS: NON-DIRECTED AND UNALLOCATED SHARES. Each Participant who has shares of Company Stock or Caliber Stock credited to his Account and who is entitled to direct the Trustee whether or not to tender or exchange shares of Company Stock or Caliber Stock credited to his Account, as a Named Fiduciary, shall be entitled to separately direct the Trustee with respect to the tender or exchange of a portion of the Non-Directed Shares and the Unallocated Shares. Such directions shall apply to such number of Non-Directed Shares and Unallocated Shares equal to the total number of Non-Directed Shares and Unallocated Shares multiplied by a fraction, the numerator of which is the number of shares of Company Stock or Caliber Stock credited to the Participant's Account and the denominator of which is the total number of shares of Company Stock or Caliber Stock credited to the Accounts of all such Participants who have timely provided directions to the Trustee with respect to Non-Directed Shares and Unallocated Shares under this Subsection (d). Fractional shares shall be rounded to the nearest 1/1000th of a share.

                   (e) CONFIDENTIALITY. The instructions received by the Trustee from Participants or Beneficiaries shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including directors, officers or employees of the Company or any Controlled Group Member or Caliber System, Inc., except as otherwise required by law.

                  (f) WITHDRAWAL OF SHARES. In the event, under the terms of a tender offer or otherwise, any shares of Company Stock or Caliber Stock tendered for sale, exchange or transfer pursuant to such offer may be withdrawn from such offer, the Trustee shall follow such instructions respecting the withdrawal of such shares from such offer in the same manner and in the same proportion as shall be timely received by the Trustee from Participants entitled under this
Section 7.11 to give instructions as to the sale, exchange or transfer of shares of Company Stock or Caliber Stock pursuant to such offer, acting in their capacity as Named Fiduciaries.

                  (g) PARTIAL OFFERS. In the event that an offer for fewer than all of the shares of Company Stock or Caliber Stock held by the Trustee shall be received by the Trustee, the total number of shares of Company Stock or Caliber Stock that the Plan sells, exchanges or transfers pursuant to such offer shall be allocated among Participants' Accounts on a pro rata basis in accordance with the directions received from Participants with respect to shares of Company Stock or Caliber Stock credited to their Accounts and Non-Directed Shares and Unallocated Shares.

                  (h) MULTIPLE OFFERS. In the event an offer shall be received by the Trustee and instructions shall be solicited from Participants pursuant to Subsections (a) to (g) hereof regarding such offer, and, prior to the termination of such offer, another offer is received by the Trustee for the shares of Company Stock or Caliber Stock subject to the first offer, the Trustee shall use its best efforts under the circumstances to solicit instructions from the Participants in their capacity as Named Fiduciaries:

                           (1)      with respect to shares of Company Stock or
Caliber Stock tendered for sale, exchange or transfer pursuant to the first offer, whether to withdraw such tender, if possible, and, if withdrawn, whether to tender any shares of Company Stock or Caliber Stock so withdrawn for sale, exchange or transfer pursuant to the second offer, and

                           (2)      with respect to shares of Company Stock or
Caliber Stock not tendered for sale, exchange or transfer pursuant to the first offer, whether to tender or not to tender such shares of Company Stock or Caliber Stock for sale, exchange or transfer pursuant to the second offer.

The Trustee shall follow all such instructions received in a timely manner from Participants in the same manner and in the same proportion as provided in Subsections (a) to (g) hereof. With respect to any further offer for any Company Stock or Caliber Stock received by the Trustee and subject to any earlier offer (including successive offers from one or more existing offerors), the Trustee shall act in the same manner as described above in this Subsection (h).

                  (i) NO IMPACT ON ACCOUNT. A Participant's instructions to the Trustee to tender or exchange shares of Company Stock or Caliber Stock shall not be deemed a withdrawal or suspension from the Plan or a forfeiture of any portion of the Participant's Account. Funds received in exchange for tendered shares of Company Stock or Caliber Stock shall be used by the Trustee to purchase Company Stock (or other employer securities within the meaning of Section 407(d) of ERISA) as soon as practicable. In the interim, the Trustee shall invest such funds in short-term investments permitted under the Plan.

                  (j) TENDER BY COMPANY. Subject to any provisions in the Plan to the contrary, in the event the Company initiates a tender or exchange offer, the Trustee may, in its sole discretion, enter into an agreement with the Company not to tender or exchange any shares of Company Stock in such offer, in which event, the foregoing provisions of this Section 7.11 shall have no effect with respect to such offer and the Trustee shall not tender or exchange any shares of Company Stock in such offer.

                                  ARTICLE VIII
                                  ------------

                          DISTRIBUTIONS AND WITHDRAWALS
                          -----------------------------

8.1  Distributions Only As Provided
-----------------------------------

                  (a) A Participant's Account shall only be distributable as provided in this Article. A Participant or Death Beneficiary who is eligible to receive a distribution or withdrawal under the Plan shall obtain a blank application for that purpose from the Plan Administrator and file with such Plan Administrator his application in writing on such form, furnishing such information as the Committee may reasonably require, including any authority in writing that the Committee may request authorizing it to obtain pertinent information, certificates, transcripts and/or other records from any public office. No application for a distribution pursuant to Section 8.2 or 8.3 may be made prior to the Participant's Termination of Employment.

                  (b) The Plan Administrator shall provide a Participant who has requested a distribution pursuant to Section 8.2(a) or 8.11 or a withdrawal pursuant to Section 8.7 or 8.9 with a general description of the optional forms of benefit available under the Plan and the right to defer receipt of such distribution or withdrawal within the period provided in Section 8.12(b) (unless such period is waived as permitted in Section 8.12(b)).

8.2 Distributions upon Termination of Employment (Other than Death)
-------------------------------------------------------------------------------

                   (a) A Participant shall be eligible to receive a distribution of his Account, as provided in Section 8.4, due to his Termination of Employment (other than by reason of death). A distribution pursuant to this

Subsection shall be paid to a Participant as soon as practicable after the Participant has filed his application with the Plan Administrator pursuant to
Section 8.1; provided, however, that a distribution on account of Total and Permanent Disability shall be paid to a Participant as soon as practicable after a determination has been made by the Committee pursuant to Section 2.56 and the Participant has filed his application with the Plan Administrator pursuant to
Section 8.1.

                  (b) Notwithstanding the provisions of Subsection (a) of this Section, (i) if the value of the Account of a Participant who is eligible for a distribution under Subsection (a) of this Section does not exceed $3,500 (and never exceeded $3,500 under this Plan or the Prior Plans at the time of any previous withdrawal or distribution), such Account shall be paid to him in a lump sum payment after such Termination of Employment or after the Committee has made a determination of Total and Permanent Disability, and (ii) if distribution of the Account of a Participant who has a Termination of Employment or is determined to be Totally and Permanently Disabled has not been made solely because the Participant has not filed his application pursuant to Section 8.1, his Account shall be paid to him no later than the date provided in Section 8.6(b)(i).

                  (c) If a Participant who has a Termination of Employment should again become an Employee before completion of the distribution of his Account, such distribution shall cease until the Participant again has a Termination of Employment.

8.3 Distribution upon Death
---------------------------

                  (a) In the case of the death of a Participant, the Participant's Death Beneficiary shall be eligible to receive a distribution of the Participant's Account as provided in Section 8.4. Distributions pursuant to this Subsection shall be paid to a Death Beneficiary as soon as practicable after the Death Beneficiary has filed an application with the Plan Administrator pursuant to Section 8.1.

                  (b) Notwithstanding the provisions of Subsection (a) of this Section, (i) if the value of the Account of a Participant who died does not exceed $3,500 (and never exceeded $3,500 under this Plan or the Prior Plans at the time of any previous withdrawal or distribution), such Account shall be paid to his Death Beneficiary in a lump sum payment after the date of death and (ii) if distribution of the Account of a Participant who died has not been made solely because the Death Beneficiary has not filed his application pursuant to
Section 8.1, such Account shall be paid to the Death Beneficiary no later than the date provided in Section 8.6(b)(ii).

                  (c) In the case of the death of a Participant, the Committee may require such proper proof of death and such evidence of the right of any person to receive a distribution from the Account of a deceased

Participant as the Committee may deem desirable. The Committee's determination of death and of the right of any person to receive payment shall be conclusive.

8.4  Distribution Options
-------------------------

                  (a) Except as provided in Subsection (b) of this Section, all distributions of a Participant's Account hereunder shall be made in a single lump sum payment.

                  (b) (i) A Participant may elect to receive his Account in ten
         (10) successive annual installments. The Death Beneficiary of a Participant may elect to receive the entire portion of the Participant's Account in ten (10) successive annual installments.

                  (ii) The elections permitted by this Subsection shall be effective by giving written notice thereof to the Committee. No election hereunder shall be revocable at any time less than six (6) months prior to Retirement or the time death benefits are scheduled to commence, as applicable.

                  (iii) The payment date of the first such installment shall be as soon as practicable after the Participant or Death Beneficiary has filed his application with the Plan Administrator pursuant to Section 8.1, and payment dates of the succeeding nine (9) payments shall be annually thereafter during the month in which falls the anniversary of the first payment date; provided, however, that, in the case of Retirement on account of Total and Permanent Disability, the payment date of the first such installment shall be as soon as practicable after a determination has been made by the Committee pursuant to
         Section 2.56 and the Participant has filed his application with the Plan Administrator pursuant to Section 8.1 and made his election pursuant to Paragraph (ii) of this Section. A Participant may not elect to postpone commencement of such installment payments if the exercise of such election will cause benefits under the Plan with respect to such Participant in the event of his death to be more than "incidental" under Code Section 401(a)(9) and regulations promulgated thereunder.

                  (iv) Such annual installments shall be paid in equal portions of the aggregate amount vested in the Participant's Account immediately prior to commencement of the installment payments, and any additional amounts as may be credited to him in any year during the nine (9) year distribution period shall be paid to him on the next installment payment date as specified in Paragraph (iii) of this Subsection.

8.5  Form and Valuation of Distribution
---------------------------------------

                  (a) The distribution of a Participant's Account (or portion thereof) pursuant to this Article shall be as follows:

                  (i) The portion of such Account that is invested in the Company Stock Fund or the Caliber Stock Fund shall be distributed in kind. A distribution in kind shall occur by the transfer of whole shares of Company Stock or Caliber Stock allocated to such Account, as applicable, cash in lieu of any fractional share of Company Stock or Caliber Stock, as applicable, and cash for any uninvested dividends allocable to such Participant. The value of such Company Stock or Caliber Stock, as applicable, shall be the value determined as of the immediately preceding Valuation Date or such other date as may be required by law.

                  (ii) The portion of the Participant's Account that is invested in any of the Investment Funds other than the Company Stock Fund or the Caliber Stock Fund shall, at the Participant's (or, if applicable, the Death Beneficiary's) election, be distributed in cash or, to the extent available and provided below, in kind. To effect a distribution in kind, the Trustee shall determine the portion of the Participant's Account that is distributable in whole shares, which the Trustee shall distribute in kind. The portion of the Participant's Account that is not distributable in whole shares (as determined by the Trustee) and the portion that is attributable to fractional shares shall be distributed in cash.

                  The value of the portion of the Participant's Account distributable pursuant to this Paragraph shall be the value determined as of the immediately preceding Valuation Date or such other date as may be required by law.

                  (iii) The portion of the Participant's Account that is attributable to Contributions that have not yet been invested in any Investment Fund shall be distributed in cash. The value of such Contributions shall be the pro-rata value of any applicable investment or account in which such Contributions were held as of the immediately preceding Valuation Date or such other date required by law.

                  (b) Any Participant who is entitled to a distribution of his Account pursuant to this Article may, by direction to the Plan Administrator, irrevocably elect to have any portion of his Account not invested in the Company Stock Fund transferred to the Company Stock Fund before such distribution is made.

                  (c) The Plan Administrator may postpone the distribution to a Participant to allow an election pursuant to Subsection (b) of this Section to take effect.

8.6  Latest Time of Distributions
---------------------------------

                  (a) The distribution of a Participant's Account shall begin as provided in the preceding Sections of this Article, but (subject to the consent requirements of Section 8.1) in no event later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occur:

                  (i)  the date the Participant attains age sixty-five (65);

                  (ii) the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan; or

                  (iii) the date of the Participant's Termination of Employment.

                  (b)(i) Notwithstanding any other provision of the Plan, to the extent required under Code Section 401(a)(9), distribution of a Participant's Account must commence not later than April 1 of the calendar year following the calendar year in which a Participant attains age 70 1/2. Such distribution shall be paid over the life of the Participant or the lives of the Participant and his Beneficiary (or over a period not extending beyond the life expectancy of the Participant or the life expectancy of the Participant and his Beneficiary). If a Participant dies before such Participant's entire Account has been distributed but after the distribution has commenced, then the remaining portion of such Account will be distributed at least as rapidly as under the method of distribution being used as of the date of the Participant's death.

                  (ii) If a Participant dies before the distribution of such Participant's Account has begun, then the entire Account will be distributed within five years after the death of such Participant, unless (i) any portion of the Participant's Account is payable to (or for the benefit of) his Beneficiary, whereupon such portion will be distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of such Beneficiary) and will begin not later than one year after the date of the Participant's death (or such later date as the Secretary of the Treasury may by regulations prescribe), or (ii) any portion of the Participant's Account is payable to (or for the benefit of) a Beneficiary who is the surviving Spouse of the Participant, whereupon such portion will be distributed over the life of the surviving Spouse (or over a period not extending beyond the life expectancy of the surviving Spouse) and begin not later than the date on which the Participant would have attained age 70 1/2 (provided that if the surviving Spouse dies before the distribution to such Spouse begins, then the five year distribution requirement is to be applied as if the surviving Spouse were the Participant).

                  (c) Distributions under the Plan shall be made in a manner that satisfies Code Section 401(a)(9) and Treasury Regulations issued thereunder, including Treasury Regulation Section 1.401(a)(9)-2, which provisions are hereby incorporated into the Plan by reference, provided that such provisions shall override the other distribution provisions of the Plan only to the extent that such other Plan provisions provide for distribution that is less rapid than required under such provisions of the Code and Regulations. Nothing contained in this Section shall be construed as providing any optional form of payment that is not available under the other distribution provisions of the Plan.

8.7  Withdrawal Requested by Participant
----------------------------------------

                  (a) Upon prior notice filed with the Plan Administrator, within such period established by the Plan Administrator, a Participant may withdraw all or a portion of his Account (rounded down to the nearest whole share or unit) as provided and in the order set forth below:

                  (i) A Participant may withdraw all or a part of the portion of his Account attributable to After-Tax Contributions credited to his Account before January 1, 1987 (excluding earnings and appreciation thereon);

                  (ii) A Participant who has withdrawn all such pre-1987 After-Tax Contributions may withdraw all or a part of his Account attributable to the remaining After-Tax Contributions credited to his Account (including earnings and appreciation thereon);

                  (iii) A Participant who has withdrawn all such pre-1987 and post-1986 After-Tax Contributions may withdraw all or part of his Account attributable to the earnings and appreciation on his pre-1987 After-Tax Contributions;

                  (iv) A Participant who has withdrawn all amounts attributable to his After-Tax Contributions may withdraw all or a part of his Account attributable to Rollover Contributions (including the net earnings thereon);

                  (v) A Participant who has withdrawn all amounts attributable to his After-Tax Contributions may withdraw all or a part of his Account attributable to Matching Employer Contributions (including earnings and appreciation thereon); provided, however, that Matching Employer Contributions (including earnings and appreciation thereon) that have not been held in his Account for at least two (2) years may not be so withdrawn unless the Participant has been a Participant in the Plan for at least five (5) years. Withdrawals permitted pursuant to above provision shall first distribute all or a part of the shares of Caliber Stock attributable to Matching Employer Contributions from a Participant's Account before any shares of Company Stock attributable to Matching Employer Contributions from a Participant's Account are distributed. No portion of a Participant's Stock Bonus Portion may be withdrawn while the Participant is an Employee;

                  (vi) A Participant who is at least fifty-nine and one-half (59 1/2) years old, who has withdrawn all amounts described in Paragraphs
         (i) through (v) of this Subsection may withdraw all or a part of his Account attributable to Before-Tax Contributions (excluding any income allocable thereto).

                  (b) Any withdrawal requested pursuant to this Section prior to a Participant's Termination of Employment will continue to be processed pursuant to this Section notwithstanding a Participant's subsequent Termination of Employment.

8.8  Suspension of Contributions Upon Withdrawal
------------------------------------------------

                  (a) Any Participant who makes a withdrawal pursuant to Sections 8.7(a)(i) through 8.7(a)(iii) or has made a withdrawal pursuant to similar provisions in the Roadway Services, Inc. Stock Savings and Retirement Income Plan and Trust may not make any After-Tax Contributions or have any Before-Tax Contributions or Matching Employer Contributions made for him for six
(6) months thereafter.

                  (b) Any Participant who makes a withdrawal pursuant to Section 8.7(a)(v) or 8.7(a)(vi) or has made a withdrawal pursuant to similar provisions in the Roadway Services, Inc. Stock Savings and Retirement Income Plan and Trust may not make any After-Tax Contributions or have any Before-Tax Contributions or Matching Employer Contributions made for him for twelve (12) months thereafter.

                  (c) A Participant's Contributions that have been suspended pursuant to this Section will resume as of the first pay period after the period of suspension if he is a Covered Employee on that date.

8.9  Hardship Withdrawals
-------------------------

                  (a) A Participant who is an Employee and who has obtained all available withdrawals under the Plan, other than Hardship withdrawals, and all nontaxable loans currently available under all plans maintained by the Controlled Group, may request, a withdrawal on account of Hardship of all or a portion of his Account attributable to Before-Tax Contributions (excluding any income allocable thereto). Upon making a determination that the Participant is entitled to a withdrawal on account of Hardship, the Plan Administrator shall direct the Trustee to distribute to such Participant from his Account, the amount of his Before-Tax Contributions determined by the Plan Administrator to be necessary to alleviate such Hardship (including amounts necessary to pay any taxes or penalties reasonably anticipated to result from such withdrawal).

                  (b) If a withdrawal on account of Hardship is made to a Participant pursuant to this Section, the following rules shall apply notwithstanding any other provision of the Plan (or any other plan maintained by the Controlled Group) to the contrary:

                  (i) the Participant's Before-Tax Contributions and After-Tax Contributions (or any comparable contributions to any other qualified or non-qualified plan, other than a health or welfare benefit plan, maintained by the Controlled Group) shall be suspended for a period of twelve (12) months following receipt of the Hardship withdrawal, and

                  (ii) the amount of the Participant's Before-Tax Contributions (and any comparable contributions to any other plan maintained by the Controlled Group) for the Participant's taxable year immediately following the taxable year of the Hardship withdrawal shall not be in excess of the applicable limit under Code Section 402(g) for such next taxable year less the amount of such Participant's Before-Tax Contributions (and any comparable contributions to any other plan, other than health or welfare benefit plan, maintained by the Controlled Group) for the taxable year of the Hardship withdrawal.

8.10  Distributions Pursuant to Qualified Domestic Relations Orders
-------------------------------------------------------------------

                  Notwithstanding anything in the Plan to the contrary, if a qualified domestic relations order (as defined in Code Section 414(p)) so provides, the portion of the Participant's Account payable to the alternate payee(s) (as defined in Code Section 414(p)) may be paid to such alternate payee(s) at any time on or after the date on which the Committee receives such order, regardless of whether the Participant is entitled to a distribution from the Plan at such time. The portion of the Participant's Account so payable shall be valued on the Valuation Date specified in such order.

8.11 Distribution on Sale of Assets or Disposition of Business
--------------------------------------------------------------

                  In the event that a Participant's Termination of Employment is caused by the disposition by an Employer of substantially all of the assets of a trade or business, or its interest in a subsidiary, and such Participant continues employment with the entity acquiring such assets or such subsidiary, the Participant, if he so elects on an application filed with the Plan Administrator pursuant to Section 8.1, shall be entitled to a distribution of his Account other than the Stock Bonus Portion pursuant to Section 8.2 only if such purchaser is not deemed to "maintain" the Plan in accordance with regulations issued under Code Section 401(k)(10).

8.12 Direct Rollovers
---------------------

                  (a) If a Participant, Spouse or alternate payee (as defined in Code Section 414(p)) is eligible to receive a distribution or withdrawal from the Plan that constitutes an Eligible Rollover Distribution and such individual elects to have all or a portion (but not less than $500) of such distribution or withdrawal paid directly to an "eligible retirement plan" (as defined in Subsection (c) of this Section) and specifies the eligible retirement plan to which the distribution or withdrawal is to be paid, such distribution or withdrawal (or portion thereof) shall be made in the form of a direct rollover to the eligible retirement plan so specified. A direct rollover is a payment made by the Plan directly to the eligible retirement plan. The Committee shall prescribe reasonable procedures for elections to be made pursuant to this Section.

                  (b) The Plan Administrator shall provide a Participant, Spouse or alternate payee who will receive an Eligible Rollover Distribution with a written notice describing his rights under this Section, such other information required to be provided under Code Section 402(f), and, if applicable, the information required under Section 8.1(b) no less than thirty (30) days nor more than ninety (90) days before the date scheduled for payment of such Distribution; provided, however, that a Participant, Spouse or alternate payee may elect to waive such 30- day requirement if (i) he is clearly informed by the Plan Administrator of his rights, if applicable, to a period of at least 30 days after receiving the written notice to consider whether or not to elect a distribution or withdrawal and/or to elect a particular form of benefit and
(ii), after receiving the written notice, he affirmatively elects the distribution or withdrawal. Nothing contained in this Subsection shall be construed to accelerate the timing of a distribution or withdrawal otherwise provided in the Plan.

                  (c) For purposes of this Section, the term "eligible retirement plan" means an individual retirement account or annuity described in Code Section 408, a defined contribution plan that meets the requirements of Code Section 401(a) and that accepts rollovers, or an annuity plan described in Code Section 403(a); provided, however, that with respect to a Spouse (but not a Spouse who is an alternate payee) who receives a distribution after a Participant's death, an "eligible retirement plan" shall mean only an individual retirement account or annuity described in Code Section 408.

                  (d) This Section is intended to comply with the provisions of Code Section 401(a)(31) and shall be interpreted in accordance with such Code Section and Treasury regulations issued thereunder.

8.13 Loans
----------

                   The following loan provisions will be effective when the Plan Administrator, in its discretion, determines it is administratively feasible and desirable to administer loans under the Plan.

                  (a) A Participant who is either an Employee of an Employer or a Controlled Group Member or a "party-in-interest" (as defined in Section 3(14) of ERISA) may apply on a form or in a manner provided by the Plan Administrator for a loan from his Account. If the Plan Administrator determines that the Participant is not in bankruptcy or similar proceedings and is entitled to a loan in accordance with the provisions of this Section, the

Plan Administrator shall direct the Trustee to make a loan to the Participant from his Account. Each loan shall be charged against the Participant's Account in the following order: first, against the Participant's Rollover Contributions Sub-Account (if any); second, to the extent necessary, against the Participant's Qualified Nonelective Contributions Sub-Account (if any); third, to the extent necessary, against the Participant's Matching Employer Contributions Sub-Account (if any); fourth, to the extent necessary, against the Participant's Profit Sharing Contributions Sub-Account (if any); fifth, to the extent necessary, against the Participant's Before-Tax Contributions Sub-Account, and finally, to the extent necessary, against the Participant's After-Tax Contributions Sub-Account.

                  (b) Each loan shall be in an amount which is not less than $1,000. A Participant may only have one loan outstanding at any time. The maximum loan to any Participant (when added to the outstanding balance of all other loans to the Participant from all qualified employer plans (as defined in Section 72(p)(4) of the Code) of the Controlled Group) shall be an amount which does not exceed the lesser of:

                           (1) $50,000, reduced by the excess (if any) of (i) the highest outstanding balance of such other loans during the one-year period ending on the day before the date on which such loan is made, over (ii) the outstanding balance of such other loans on the date on which such loan is made; or

                           (2) 50% of the value of such Participant's Account on the date on which such loan is made.

                  (c) For each Participant for whom a loan is authorized pursuant to this Section, the Plan Administrator shall (1) direct the Trustee to liquidate the Participant's interests in the Investment Funds on a pro rata basis, to the extent necessary to provide funds for the loan, (2) direct the Trustee to disburse such funds to the Participant upon the Participant's execution of the Note referred to in Subsection (d)(4) of this Section and the transmission to the Trustee of such executed Note, and (3) establish and maintain a separate recordkeeping account within the Participant's Account (the "Loan Sub-Account") (i) which initially shall be in the amount of the loan, (ii) to which the funds for the loan shall be deemed to have been allocated and then disbursed to the Participant, (iii) to which the Note shall be allocated and
(iv) which shall show the unpaid principal of and interest on the promissory note from time to time. All payments of principal and interest by a Participant shall be credited initially to his Loan Sub-Account and applied against the Note, and then invested in the Investment Funds pursuant to the Participant's direction regarding investment of Contributions under Sections 7.5, 7.6, 7.7 and
7.8. The Plan Administrator shall value each Participant's Loan Sub-Account for purposes of Section 7.4 at such times as the Plan Administrator shall deem appropriate, but not less frequently than quarterly.

                  (d)  Loans made pursuant to this Section:

                           (1) Shall be made available to all Participants
on a reasonably equivalent basis;

                           (2) Shall not be made available to Highly
Compensated Employees in a percentage amount greater than the percentage amount made available to other Participants;

                           (3) Shall be secured by the Participant's Loan
Sub-Account;

                           (4) Shall be evidenced by a promissory note and
security agreement (the "Note") executed by the Participant which provides for:

                               (i) the loan to be secured by the Participant's Loan Sub-Account;

                               (ii) a reasonable rate of interest, determined
                  by the Plan Administrator, which provides the Plan with a return commensurate with the prevailing interest rate charged by persons in the business of lending money for loans which would be made under similar circumstances;

                              (iii) repayment within a specified period of time,
                  which shall not extend beyond 5 years from the date the loan is made unless the loan proceeds are used to acquire a dwelling which, within a reasonable time (determined at the time the loan is made), is to be used as the principal residence of the Participant, in which case the repayment period may extend to 15 years;

                               (iv) repayment in equal payments over the term
                   of the loan, with payments not less frequently than monthly; and

                               (v) for such other terms and conditions as the
                  Plan Administrator shall determine, which shall include provision that:

                                            (A) with respect to a Participant
                           who is an Employee, the loan will be repaid pursuant to authorization by the Participant of equal payroll deductions over the repayment period sufficient to amortize fully the loan within the repayment period and such payroll deductions will not result in a reduction of the Participant's compensation below a reasonable level, as determined by the Plan Administrator;

                                            (B) the loan shall be prepayable in
                           whole or in specified increments (as determined from time to time by the Plan Administrator) at any time without penalty; and

                                            (C) the loan shall become due and
                           payable 60 days after the first to occur of the following default events (a "Default"):

                                              (I) the Participant's failure
                                to make required payments on the Note;

                                              (II) the Participant's death;

                                              (III) in the case of a Participant
                                who is an Employee at the time the loan is made, revocation of his payroll deduction authorization;

                                              (IV) in the case of a Participant
                                 who is not an Employee at the time the loan is made, commencement of distribution of his Account;

                                             (V) the filing of a petition,
                                  the entry of an order or the appointment of a receiver, liquidator, trustee or other person in a similar capacity, with respect to the Participant, pursuant to any state or federal law relating to bankruptcy, moratorium, reorganization, insolvency or liquidation, or any assignment by the Participant for the benefit of his creditors; or

                                             (VI) the failure to pay the
                                  administrative fees charged for the loan, if any.

                  (e) Notwithstanding any other provision of the Plan, a loan made pursuant to this Section shall be a first lien against the Participant's Loan Sub-Account. Any amount of principal or interest due and unpaid on the loan at the time of any Default on the loan, and any interest accruing thereafter, shall be satisfied by deduction from the Participant's Loan Sub-Account, and shall be deemed to have been distributed to the Participant, as follows:

                           (1) In the case of a Participant who, at the time of the Default, is an Employee and is not eligible to receive distribution of his Account under the provisions of Article VIII, (other than Hardship withdrawals under Section 8.9) at such time as he first becomes eligible to receive distribution of his Account under the provisions of this Article, (other than Section 8.9); or

                           (2) In the case of any other Participant, immediately
upon such Default.

If, as a result of the application of the preceding sentence, an amount of principal or interest on a loan remains outstanding after Default, interest at the rate specified in the Note shall continue to accrue on such outstanding amount until fully satisfied by deduction from the Participant's Loan Sub-Account as hereinabove provided or by payment by or on behalf of such Participant.

                  (f) All principal and interest paid with respect to any loan shall be allocated to the Sub-Accounts that funded such loan, pro rata based on the portion of the loan that was funded by each such Sub-Account. All loan repayments shall be invested in the Investment Funds pursuant to the Participant's direction under Sections 7.5, 7.6, 7.7 and 7.8.

                                   ARTICLE IX
                                   ----------

            ADMINISTRATION OF THE PLAN AND FIDUCIARY RESPONSIBILITIES
            ---------------------------------------------------------

9.1  Responsibility for Administration
--------------------------------------

                  Except to the extent that particular responsibilities are otherwise assigned or delegated to other Fiduciaries under the Plan, the Committee shall be responsible for the administration of the Plan. Each other Fiduciary shall have only such powers, duties, responsibilities and authorities as are specifically conferred upon him pursuant to provisions of the Plan. Any person may serve in more than one fiduciary capacity with respect to the Plan or Trust Fund, if pursuant to the Plan, he is assigned or delegated any multiple fiduciary capacities.

9.2 Named Fiduciaries
---------------------

                  For the purposes of the Plan, the Named Fiduciaries shall be the Committee, the Company and the Trustee, and for purposes of Sections 7.10 and 7.11 only, Participants and their Beneficiaries shall be Named Fiduciaries. The Company may, by written instrument, designate any other person or persons as a Named Fiduciary or Named Fiduciaries to perform functions specified in such instrument (or in a delegation pursuant to Section 9.3) that relate to the administration of the Plan, provided such designee accepts such designation. Such a designation may be terminated at any time by notice from the Company to the designee or by notice from the designee to the Company.

9.3 Delegation of Fiduciary Responsibilities
--------------------------------------------

                  (a) The Committee or the Company may delegate to any person or persons any one or more of its powers, functions, duties and/or responsibilities with respect to the Plan or the Trust Fund.

                  (b) Any delegation pursuant to Subsection (a) of this Section,
(i) shall be signed on behalf of the Committee or the Company, and be delivered to and accepted in writing by the delegatee, (ii) shall contain such provisions and conditions relating to such delegation as the Committee or the Company deems appropriate, (iii) shall specify the powers, functions, duties and/or responsibilities therein delegated, (iv) may be amended from time to time by written agreement signed on behalf of the Committee or the Company and by the delegatee and (v) may be revoked (in whole or in part) at any time by written notice from one party to the other. A fully executed copy of any instrument relating to any delegation (or revocation of any delegation) under the Plan shall be filed with each of the Named Fiduciaries.

9.4  Immunities
---------------

                  Except as otherwise provided in Section 9.5 or by applicable law, (a) no Fiduciary shall have the duty to discharge any duty, function or responsibility that is specifically assigned exclusively to another Fiduciary or Fiduciaries by the terms of the Plan or is delegated exclusively to another Fiduciary or Fiduciaries pursuant to procedures for such delegation provided for in the Plan; (b) no Fiduciary shall be liable for any action taken or not taken with respect to the Plan or Trust Fund except for his own negligence or willful misconduct; (c) no Fiduciary shall be personally liable upon any contract or other instrument made or executed by him or on his behalf in the administration of the Plan or Trust Fund; (d) no Fiduciary shall be liable for the neglect, omission or wrongdoing of another Fiduciary; and (e) any Fiduciary may rely and shall be fully protected in acting upon the advice of counsel, who may be counsel for any Controlled Group Member, upon the records of a Controlled Group Member, upon the opinion, certificate, valuation, report, recommendation or determination of the certified public accountants appointed to audit a Controlled Group Member's financial statements, or upon any certificate, statement or other representation made by an Employee, a Participant, a Beneficiary or the Trustee concerning any fact required to be determined under any of the provisions of the Plan.

9.5 Limitation on Exculpatory Provisions
----------------------------------------

                  Notwithstanding any other provision of the Plan, no provision of the Plan shall be construed to relieve (or have the effect of relieving) any Fiduciary from any responsibility or liability for any obligation, responsibility or duty imposed on such Fiduciary by Part 4 of Subtitle B of Title 1 of ERISA.

9.6 Administrative Committee - Organization
-------------------------------------------

                  The Company shall appoint the Committee to perform the duties hereinafter set forth. The Committee shall consist of two (2) or more individuals who have accepted appointment thereto. The members of the Committee shall serve at the discretion of the Company and may resign by delivering written resignation to the Company. Vacancies in the Committee arising for any reason shall be filled by the Company, provided that any vacancy unfilled for thirty (30) days may be filled by a majority vote of the remaining members of the Committee.

9.7 Compensation
----------------

                  The members of the Committee shall serve without compensation, but all reasonable expenses of the Committee shall be paid from the Trust Fund unless the Company makes such payments directly.

9.8  Qualification
------------------

                  Members of the Committee shall not be disqualified from acting because of any interest, benefit or advantage, inasmuch as it is recognized that the members may be Employees of the Employer and Participants in the Plan; provided, however, that no member of the Committee shall have any right to vote upon or decide any matter relating solely to his own rights under the Plan.

9.9 Interpretation of the Plan and Findings of Facts
----------------------------------------------------

                  The Committee shall have sole and absolute discretion to interpret the provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to determine the rights and status under the Plan of Participants and other persons, to decide disputes arising under the Plan and to make any determinations and findings with respect to the benefits payable thereunder and the persons entitled thereto as may be required for the purposes of the Plan. In furtherance of, but without limiting, the foregoing, the Committee is hereby granted the following specific authorities, that it shall discharge in its sole and absolute discretion in accordance with the terms of the Plan (as interpreted, to the extent necessary, by the Committee):

                   (i) to resolve all questions arising under the provisions of the Plan as to any individual's entitlement to become a Participant;

                   (ii) to determine the amount of benefits, if any, payable to any person under the Plan; and

                   (iii) to conduct the review procedures specified in Article
X.

All decisions of the Committee as to the facts of any case, as to the interpretation of any provision of the Plan or its application to any case, and as to any other interpretative matter or other determination or question under the Plan shall be final and binding on all parties affected thereby, subject to the provisions of Article X.

9.10 Operation of the Committee
-------------------------------

                  (a) (i) The Committee shall act only by a majority vote of its members present at a meeting at which a quorum is present or by the unanimous written consent of all of its members without a meeting. A quorum for any meeting of the Committee shall be a majority of its members in office at that time. No member shall act by proxy unless by proxy given in writing to another Committee member.

                  (ii) The Committee may appoint a chairman from among its members and a secretary. It shall authorize one (1) or more of its members to execute any document on its behalf, in which event the Committee shall notify the Trustee in writing of such action and the names of its members so designated. The Trustee thereafter shall accept and rely upon any document executed by such members as representing action by the Committee until the Committee shall file with the Trustee a written revocation of such designation.

                  (iii) Consistent with the foregoing, the Committee may adopt such by-laws and regulations as it deems desirable for the conduct of its affairs and it may appoint such accountants, counsel, specialists and other persons as it deems necessary or desirable in connection with its duties and responsibilities under the Plan.

                   (b) The Committee shall keep a record of all of its proceedings and acts and all such books of account, records and other data as may be necessary for administration of the Plan as provided herein. The Committee shall notify the Trustee and the Board of Directors of any action taken by the Committee and, when necessary or required, any other interested person.

9.11 Plan Administrator's Actions
---------------------------------

                  Any periods of time or procedures required to be established by the Plan Administrator pursuant to this Plan shall be established in a uniform nondiscriminatory manner.

9.12 Correction of Errors
-------------------------

                  Notwithstanding anything herein to the contrary, the Plan Administrator and/or the Committee may take such actions or permit such actions to be taken as are necessary and reasonably calculated to correct an administrative error made by an Employer, the Plan Administrator, the Committee or any other Fiduciary.

                                    ARTICLE X
                                    ---------

                                CLAIMS PROCEDURES
                                -----------------

10.1  Claims
------------

                  (a) Any Participant or Beneficiary who believes that he is entitled to receive a benefit under the Plan that he has not received may file a written claim with the Committee (on the form furnished by the Committee) specifying the basis for his claim and the facts upon which he relies in making such claim. Such claim must be signed by the claimant or his authorized representative and shall be deemed filed when delivered to any member of the Committee.

                  (b) Unless such claim is allowed in full, within ninety (90) days after such claim is filed (plus an additional period of ninety (90) days if required for processing and if notice of the extension is given to the claimant within the first 90-day period), the Committee shall cause written notice to be mailed to the claimant of the total or partial denial of such claim. Such notice shall be written in a manner calculated to be understood by the claimant and shall state:

                    (i) The specific reason(s) for the denial of the claim;

                    (ii) Specific reference(s) to pertinent Plan provisions on which the denial of the claim was based;

                    (iii) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                    (iv) An explanation of the review procedures specified in
          Section 10.2.

                  (c) If notice of denial of a claim is not furnished within the time specified above, the claim shall be deemed to have been denied in full.

10.2  Review of Claims
----------------------

                  (a) Within sixty (60) days after the denial of his claim, the claimant may appeal such denial by filing with the Committee a written request for a review of such claim (on the form provided by the Committee). If the claimant does not file such a request with the Committee within such 60-day period, the claimant shall be conclusively presumed to have accepted as final and binding the initial decision of the Committee on his claim.

                  (b) If such an appeal is so filed within such 60 days, the Committee shall (i) conduct a full and fair review of such claim and (ii) mail or deliver to the claimant a written decision on the matter based on the facts and pertinent provisions of the Plan within a period of sixty (60) days after the receipt of the request for review unless special circumstances require an extension of time, in which case such decision shall be rendered not later than one hundred twenty (120) days after receipt of such request. If an extension of time for review is required, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension.

                  (c) Such decision (i) shall be written in a manner calculated to be understood by the claimant, (ii) shall state the specific reason(s) for the decision, (iii) shall make specific reference(s) to pertinent provisions of the Plan on which the decision is based and (iv) shall, to the extent permitted by applicable law, be final and binding on all interested persons.

                  (d) During such full review, the claimant or his duly authorized representative shall be given an opportunity to review documents that are pertinent to the claimant's claim and to submit issues and comments in writing.

                  (e) If the decision on review is not furnished within such 60-day or 120-day period, as the case may be, the claim shall be deemed denied in full on review.

                                   ARTICLE XI
                                   ----------

                            AMENDMENT AND TERMINATION
                            -------------------------

11.1  Right to Amend or Terminate
---------------------------------

                  Subject to the limitations of Section 5.5(a), the Company has reserved, and does hereby reserve, the right at any time, without the consent of any other Employer or of the Participants, Beneficiaries or any other person,
(a) to terminate the Plan, in whole or in part or as to any or all of the Employers or as to any designated group of Employees, Participants and their Beneficiaries, or (b) to amend the Plan, in whole or in part. No such termination or amendment shall decrease the amount of Matching Employer Contributions to be made by an Employer on account of any period preceding such termination. Except as provided in Section 13.2, the Plan may be amended only by the Company. No amendment shall increase the duties or liabilities of the Trustee without the Trustee's written consent.

11.2 Procedure for Termination or Amendment
-------------------------------------------

                  Any termination or amendment of the Plan pursuant to Section
11.1 shall be expressed in an instrument executed by the Company and shall become effective as of the date designated in such instrument or, if no date is so designated, on the date of its execution.

11.3 Distribution Upon Termination
----------------------------------

                  If the Plan shall be terminated by the Company as to all Employers, Before-Tax Contributions, After-Tax Contribution and Matching Employer Contributions to the Plan shall cease and, as soon as practicable after such termination, the Trustee shall make distribution (if such distribution is permitted by applicable law) to each Employee as if the Plan had not been terminated.

11.4 Amendment Changing Vesting Schedule
----------------------------------------

                  (a) If any Plan amendment changes any vesting schedule under the Plan, each Participant having not less than three (3) years of service shall be permitted to elect, during the election period described in Subsection (b) of this Section, to have his nonforfeitable percentage computed under the Plan without regard to such amendment.

                  (b) Such election period shall begin on the date the Plan amendment is adopted and shall end no earlier than the latest of the following dates: (i) the date that is sixty (60) days after the day the Plan amendment is adopted, (ii) the date that is sixty (60) days after the day the Plan amendment becomes effective, or (iii) the date that is sixty (60) days after the day the Participant is issued written notice of the Plan amendment by the Committee or the Company.

                  (c) For purposes of Subsection (a) of this Section, a Participant shall be considered to have completed three (3) years of service if such Participant has completed three (3) years of service, whether or not consecutive, without regard to the exceptions of Code Section 411(a)(4), prior to the expiration of the election period described in Subsection (b) of this Section.

                  (d) Notwithstanding the foregoing, the election provided in Subsection (a) of this Section will not be provided to any Participant whose nonforfeitable percentage under the Plan, as amended, cannot be less than such percentage determined without regard to such amendment.

11.5 Nonforfeitable Amounts
---------------------------

                  Notwithstanding any other provision of the Plan, upon the termination or partial termination of the Plan or upon complete discontinuance of contributions under the Plan, the rights of all Employees to benefits accrued to the date of such termination or partial termination or discontinuance, to the extent then funded, or the amounts credited to the Employees' Accounts, shall be nonforfeitable.

11.6 Prohibition on Decreasing Accrued Benefits
-----------------------------------------------

                  No amendment to the Plan (other than an amendment described in Code Section 412(c)(8)) shall have the effect of decreasing the accrued benefit of any Participant. For purposes of the preceding sentence, a Plan amendment that has the effect of (a) eliminating or reducing an early retirement benefit or a retirement-type subsidy (as defined in regulations of the Secretary of the Treasury) or (b) eliminating an optional form of benefit (except as permitted by any such regulations) with respect to benefits attributable to service before the amendment, shall be treated as decreasing accrued benefits; provided, however, that in the case of a retirement-type subsidy this sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the preamendment conditions for the subsidy.

                                   ARTICLE XII
                                   -----------

                                  MISCELLANEOUS
                                  -------------

12.1  Employment Not Affected
-----------------------------

                  Nothing contained in this Plan shall constitute or be construed as a contract of employment between any Employer and any Employee or Participant and all Employees shall remain subject to discipline, discharge and layoff to the same extent as if the Plan had never gone into effect. An Employer by adopting the Plan, making contributions to the Trust Fund or taking any other action with respect to the Plan does not obligate itself to continue the employment of any Participant or Employee for any period or, except as expressly provided in the Plan, to make any payments into the Trust Fund.

12.2  Inalienability
--------------------

                  No right or interest of any kind of a Participant or Beneficiary in the Trust Fund may be assigned, alienated, transferred, pledged or anticipated or subject to encumbrance, garnishment, attachment, execution or levy of any kind, voluntary or involuntary, or any other legal or equitable process and any attempt so to assign, alienate, transfer, pledge, anticipate, encumber, garnish, attach or levy shall be void. Notwithstanding the foregoing, this Section shall not preclude the Trustee from complying with a qualified domestic relations order (as defined under Code Section 414(p)). The Committee shall develop procedures to determine whether a domestic relations order is qualified under Code Section 414(p).

12.3 Incapacity to Receive Payment
----------------------------------

                  In the event that the Committee finds that any Participant or Beneficiary entitled to receive benefits hereunder is (at the time such benefits are payable) unable to care for his affairs because of a physical, mental, or legal incompetence, the Committee may, in its sole discretion, cause any payment due him, for which prior claim has not been made by a duly qualified guardian or other legal representative, to be paid to such one or more persons as may be chosen by the Committee from among the following: the institution maintaining or responsible for the maintenance of such Participant or Beneficiary, his spouse, his children, or other relatives by blood or marriage. Any payment made pursuant to this Section shall be a complete discharge of all liability under the Plan with respect of such payment.

12.4 Unclaimed Benefits
-----------------------

                  Subject to the provisions of Article X, when an Account is distributable to any distributee and is unclaimed by either a Participant, a former Participant or a Beneficiary, the Committee, upon request of the Trustee or at its own instance, shall mail by registered or certified mail to such distributee (at his last known address) a written demand for his current address, or for satisfactory evidence of his continued life, or both. If such distributee shall fail to furnish such information to the Committee within five
(5) years from the date of such demand, then such Account shall be forfeited and applied to reduce Matching Employer Contributions required under the Plan; provided, however, that such Account shall be reinstated (without provision for interest or earnings thereon) upon a proper claim therefore made by the Participant or if applicable, the Beneficiary.

12.5  Dissolution, Merger or Consolidation of the Company
---------------------------------------------------------

                  In the event of a dissolution, merger or consolidation of the Company, provision may be made by the successor person for the continuance of this Plan. In such event, such successor person shall be substituted as the Company under the Plan upon the execution of an instrument authorizing such substitution, executed on behalf of the Company and such successor. A copy of such instrument, accompanied by a duly certified copy of a resolution of the Board of Directors authorizing such substitution, shall be delivered to the Trustee and shall constitute authority to the Trustee to recognize such substituted person in place of the Company hereunder.

12.6 Action by the Company
--------------------------

                  Wherever the Company is authorized to act under the Plan (including but not limited to any delegation of its fiduciary powers and responsibilities under the Plan), such action shall be taken, unless otherwise provided in the Plan, by written instrument executed by an officer of the Company. The Trustee may rely on any instrument so executed as being validly authorized and as properly evidencing the action of the Company.

12.7  Limitation to Rights Created Under the Plan
-------------------------------------------------

                  Except as otherwise provided by controlling law, neither the Company, any Employer, the Trustee, the Committee, nor a Participant shall have any legal or equitable right or claim against the other unless the same is specifically provided for herein or conferred by affirmative action in accordance herewith.

12.8 Recourse Against Officers, Directors or Stockholders
---------------------------------------------------------

                  Except as otherwise provided by controlling law, no recourse under any provision of this Plan shall be had against an agent, Employee, officer, director or stockholder of a Controlled Group Member, past, present or future; and all such agents, Employees, officers, directors and stockholders are hereby released from all liability hereunder, as a condition of and a part of the consideration for the execution hereof, the contributions hereunder by the Company or an Employer, and the participation in the Plan by the Participants.

12.9 Interpretation
-------------------

                  (a) The Plan shall be governed, construed and administered according to the laws of the State of Ohio, except to the extent preempted by applicable federal law.

                  (b) Headings have been inserted in this Plan for purposes of convenience only and shall not be taken as limiting or extending the meaning of any provision.

12.10 Severability
------------------

                  If any provision of this Plan or the application thereof to any circumstance or person is invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of the Plan or the application of such provision to other circumstances or persons, and the Plan and the application of such provisions to other circumstances or persons shall not be affected thereby.

12.11  Counterparts
-------------------

                  This Plan may be executed in any number of counterparts, each of which shall be deemed an original, and the counterparts shall constitute one and the same instrument, which shall be sufficiently evidenced by any one thereof.

12.12  Plan Merger or Transfer of Assets
----------------------------------------

                  There shall not be any merger or consolidation of the Plan with, or the transfer of assets or liabilities of the Plan to any other plan (other than as permitted in Section 8.5 or 8.12), unless each Participant of the Plan would (if Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated). The Company reserves the right to merge or consolidate this Plan with, and to transfer the assets of the Plan to, any other Plan, without the consent of any other Employer. Notwithstanding the foregoing, this Plan shall not be a direct or indirect transferee of a pension plan or any retirement plan that at any time provided for benefits in the form of a life annuity.

12.13 Indemnification
---------------------

                  In addition to any rights of indemnification under the Certificate of Incorporation or Code of Regulations of the Company, under any provisions of law, or under any other agreement that may be given to the Committee, the Board of Directors or any other person to whom any power, authority or responsibility of the Company is delegated pursuant to this Plan (other than the Trustee), the Company shall satisfy any liability actually and reasonably incurred by such person, including expenses, reasonable attorneys' fees, judgments, fines and amounts paid in settlement. This right to indemnification shall apply in connection with any threatened, pending or completed action, suit or proceeding that is related to the exercise or failure to exercise by such person any of the powers, authorities, responsibilities or discretion provided under the Plan or reasonably believed by such person to be provided hereunder and any action taken by such person in connection therewith, but only if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Participants or, with respect to any criminal actions or proceedings, if he had no reasonable cause to believe his conduct was unlawful. The termination of any suit, action or proceeding by judgment, order, settlement, conviction or a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Participants or, with respect to any criminal action or proceedings, that he had no reasonable cause to believe that his conduct was unlawful.

12.14  Service of Process/Necessary Parties
-------------------------------------------

                  (a) The Plan Administrator shall serve as the agent upon whom legal process may be served under ERISA.

                  (b) In any action or other judicial proceeding affecting the Trust, the Trustee and the Company shall be included as necessary parties.

                                  ARTICLE XIII
                                  ------------

                  ADOPTION OF PLAN BY CONTROLLED GROUP MEMBERS
                  --------------------------------------------

13.1  Adoption Procedure
------------------------

                  Any Controlled Group Member may become an Employer under the Plan provided that (a) the Board of Directors approves the adoption of the Plan by the Controlled Group Member and designates the Controlled Group Member as an Employer; (b) the Controlled Group Member executes an Instrument of Adoption adopting the Plan, together with all amendments then in effect, upon appropriate resolutions of the board of directors of the Controlled Group Member; and (c) the Instrument of Adoption provides that the Controlled Group Member agrees to be bound by any other terms and conditions that may be required by the Board of Directors, provided that such terms and conditions are not inconsistent with the purposes of the Plan.

13.2  Additional Terms and Conditions Relating to Instruments
-------------------------------------------------------------

                  Each Instrument of Adoption executed by an Employer may contain such terms and conditions governing the application of the Plan to its Employees covered by such Instrument as may be specified by such Employer and approved by the Company and, without limiting the generality of the foregoing, may specify the Employees of the Employer who will be considered Covered Employees under the Plan, any greater or lesser Matching Employer Contributions, greater or lesser Before-Tax Contributions, greater or lesser After-Tax Contributions, additional eligibility requirements for membership in the Plan and any other provision that such Employer (with the approval of the Company) shall consider necessary or appropriate to carry out the provisions of the Plan as to its Employees covered by such Instrument. In the event of inconsistency between the other provisions of the Plan and such terms and conditions set forth in any Instrument of Adoption, the latter shall control as to the Employees covered by such Instrument; provided, however, that if such inconsistency results from changes made in provisions of the Plan to comply with applicable law, then such provisions of the Plan shall control as to the Employees covered by such Instrument. Notwithstanding the foregoing, no Instrument of Adoption shall increase the duties or liabilities of the Trustee without the Trustee's written consent.

13.3  Effect of Adoption by a Controlled Group Member
-----------------------------------------------------

                  A Controlled Group Member that adopts the Plan pursuant to an Instrument of Adoption will be deemed to be Employer for all purposes hereunder, unless otherwise specified in the Instrument of Adoption or resolutions of the Board of Directors designating the Controlled Group Member as an Employer. In addition, the Board of Directors may provide, in its discretion and by appropriate resolutions, that the Employees of such Controlled Group Member will receive credit for their employment with the Controlled Group Member prior to the date it became a Controlled Group Member for purposes of determining either or both the eligibility of such Employees to participate in the Plan and the vested and nonforfeitable interest of such Employees in their Account balances, provided that such credit will be applied in a uniform and nondiscriminatory manner with respect to all such Employees.

13.4 Withdrawal of an Employer
------------------------------

                  Any Employer (other than the Company) that adopts the Plan may elect separately to withdraw from the Plan. Any such withdrawal shall be expressed in an instrument executed by the withdrawing Employer and filed with the Company. No such withdrawal shall decrease the amount of Matching Employer Contributions to be made by the Employer on account of periods preceding such withdrawal. In the event of such a withdrawal of an Employer, or in the event the Plan is terminated as to an Employer (but not all the Employers) pursuant to
Section 11.1, such Employer (herein called "former Employer") shall cease to be an Employer, and Matching Employer Contributions of such former Employer and After-Tax and Before-Tax Contributions of Employees of such former Employer shall cease. The interests in the Trust Fund of Participants who are or were Employees of such former Employer shall be distributed as specified in Article VIII.

                                   ARTICLE XIV
                                   -----------

                            TOP-HEAVY PLAN PROVISIONS
                            -------------------------

14.1  Definitions
-----------------

                  For purposes of this Article, the following terms when used with initial capital letters, shall have the following respective meanings:

                  (a) AGGREGATION GROUP: Permissive Aggregation Group or Required Aggregation Group, as the context shall require.

                  (b) COMPENSATION: Compensation as defined in Section 5.9(c) (subject to the limitations described in Section 2.14(b)).

                  (c) DEFINED BENEFIT PLAN: A qualified plan as defined in Code Section 414(j).

                  (d) DEFINED CONTRIBUTION PLAN: A qualified plan as defined in Code Section 414(i).

                  (e) DETERMINATION DATE: For any Plan Year, last day of the immediately preceding Plan Year.

                  (f) EXTRA TOP-HEAVY GROUP: An Aggregation Group if, as of a Determination Date, the aggregate present value of accrued benefits for Key Employees in all plans in the Aggregation Group (whether Defined Benefit Plans or Defined Contribution Plans) is more than ninety percent (90%) of the aggregate present value of all accrued benefits for all employees in such plans.

                  (g)  EXTRA TOP-HEAVY PLAN:  See Section 14.3.

                  (h) FORMER KEY EMPLOYEE: A Non-Key Employee with respect to a Plan Year who was a Key Employee in a prior Plan Year. Such term shall also include his Beneficiary in the event of his death.

                  (i) KEY EMPLOYEE: Any Employee or former Employee who is or was a Participant and who, at any time during the current Plan Year or any of the preceding four (4) Plan Years, is (i) an officer of an Employer (limited to no more than fifty (50) Employees or, if lesser, the greater of three (3) Employees or ten percent (10%) of the Employees) with annual Compensation greater than fifty percent (50%) of the dollar amount in effect under Code
Section 415(b)(1)(A) for such Plan Year, (ii) one of the ten (10) Employees owning (or considered owning within the meaning of Code Section 318) the largest interests in an Employer and having annual Compensation exceeding the applicable dollar amount referred to in Section 5.6(a), (iii) a five percent (5%) owner (as such term is defined in Code Section 416(i)(1)(B)(i)), or (iv) a one percent (1%) owner (as such term is defined in Code Section 416(i)(1)(B)(ii)) with annual Compensation of more than One Hundred Fifty Thousand Dollars ($150,000). For purposes of Paragraph (ii) of this Subsection, if two Employees have the same interest in an Employer, the Employee having greater annual Compensation shall be treated as having a larger interest. The term "Key Employee" shall also include such Employee's Beneficiary in the event of his death. For purposes of this Subsection, "Compensation" has the meaning given such term by Code Section 414(q)(7).

                  (j) NON-KEY EMPLOYEE: Any Employee or former Employee who is or was a Participant and who is not a Key Employee. Such term shall also include his Beneficiary in the event of his death.

                  (k) PERMISSIVE AGGREGATION GROUP: A group of qualified plans of an Employer consisting of the plans in the Required Aggregation Group, plus one or more plans designated from time to time by the

Committee that are not part of the Required Aggregation Group but that satisfy the requirements of Code Sections 401(a)(4) and 410 when considered with the Required Aggregation Group.

                  (l) REQUIRED AGGREGATION GROUP: The group of qualified plan of an Employer consisting of each plan in which a Key Employee participates (in the plan year containing the determination date or any of the four preceding plan years) plus each other plan which, during this period, enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) and 410.

                  (m) TOP-HEAVY ACCOUNT BALANCE: A Participant's (including a Participant who has received a total distribution from this Plan) or a Beneficiary's aggregate balance standing to his account as of the Valuation Date of the Trust Fund coinciding with or immediately preceding the Determination Date (as adjusted by the amount of any Matching Employer Contributions made or due to be made after such Valuation Date but before the expiration of the extended payment period in Code Section 412(c)(10)), provided, however, that such balance shall include the aggregate distributions made to such Participant or Beneficiary during the five (5) consecutive Plan Years ending with the Plan Year that includes the Determination Date (including distributions under a terminated plan that if it had not been terminated would have been included in a Required Aggregation Group), and provided further that if an Employee or former Employee has not performed services for any Employer maintaining the Plan at any time during the five (5) year period ending on the Determination Date, his account (and/or the account of his Beneficiary) shall not be taken into account.

                  (n) TOP-HEAVY GROUP: An Aggregation Group if, as of a Determination Date, the aggregate present value of accrued benefits for Key Employees in all plans in the Aggregation Group (whether Defined Benefit Plans or Defined Contribution Plans) is more than sixty percent (60%) of the aggregate present value of accrued benefits for all employees in such plans.

                  (o)  TOP-HEAVY PLAN:  See Section 14.2.

14.2  Determination of Top-Heavy Status
---------------------------------------

                  (a) Except as provided by Subsections (b) and (c) of this Section, the Plan shall be a Top-Heavy Plan if, as of a Determination Date:

                  (i) the aggregate of Top-Heavy Account Balances for Key Employees is more than sixty percent (60%) of the aggregate of all Top-Heavy Account Balances, excluding for this purpose the aggregate Top-Heavy Account Balances of Former Key Employees; or

                  (ii) if the Plan is included in a Required Aggregation Group that is a Top-Heavy Group.

                  (b) If the Plan is included in a Required Aggregation Group that is not a Top-Heavy Group, the Plan shall not be a Top-Heavy Plan notwithstanding the fact that the Plan would otherwise be a Top-Heavy Plan under Paragraph (i) of Subsection (a) of this Section.

                  (c)  If the Plan is included in a Permissive Aggregation
Group that is not a Top-Heavy Group, the Plan shall not be a Top-Heavy Plan notwithstanding the fact that the Plan would otherwise be a Top-Heavy Plan under Subsection (a) of this Section.

14.3 Determination of Extra Top-Heavy Status
--------------------------------------------

                  (a) Except as provided by Subsections (a) and (b) of this Section, the Plan shall be an Extra Top-Heavy Plan if, as of the Determination
Date:

                  (i) the aggregate of Top-Heavy Account Balances for Key Employees is more than ninety percent (90%) of the aggregate of all Top-Heavy Account Balances, excluding for this purpose the aggregate Top-Heavy Account Balances of Former Key Employees; or

                  (ii) if the Plan is included in a Required Aggregation Group that is an Extra Top-Heavy Group.

                   (b) If the Plan is included in a Required Aggregation Group that is not an Extra Top-Heavy Group, the Plan shall not be an Extra Top-Heavy Plan notwithstanding the fact that the Plan would otherwise be an Extra Top-Heavy Plan under Paragraph (i) of Subsection (a) of this Section.

                   (c) If the Plan is included in a Permissive Aggregation Group that is not an Extra Top-Heavy Group, the Plan shall not be an Extra Top-Heavy Plan notwithstanding the fact that the Plan would otherwise be an Extra Top-Heavy Plan under Subsection (a) of this Section.

14.4 Requirements
-----------------

                  Notwithstanding any other provisions of the Plan to the contrary, if the Plan is Top-Heavy for any Plan Year, the Plan shall then satisfy the following requirements for any such Plan Year:

                  (a) A Participant shall continue to have a nonforfeitable right to all amounts allocated to his Account.

                  (b)(i) Each Non-Key Employee who is eligible to share in any Matching Employer Contributions for such Plan Year (or who would have been eligible to share in any such Matching Employer Contributions if a Before-Tax Contribution or After-Tax Contribution had been made for him during such Plan Year) shall be entitled to receive an allocation of such Matching Employer Contributions, that is at least equal to three percent (3%) of his Compensation for such Plan Year.

                  (ii) The three percent (3%) minimum contribution requirement under Paragraph (i) of this Subsection for a Non-Key Employee shall be increased to four percent (4%) if the Employer maintains a Defined Benefit Plan that does not cover such Non-Key Employee.

                  (iii) The percentage minimum contribution requirement set forth in Paragraphs (i) and (ii) of this Subsection with respect to a Plan Year shall not exceed the percentage at which Matching Employer Contributions are made (or required to be made) under the Plan for such Plan Year for the Key Employee for whom such percentage is the highest for such Year.

                  (iv) The percentage minimum contribution requirement set forth in Paragraphs (ii) and (iii) of this Subsection may also be reduced or eliminated in accordance with Section 14.5(b).

                  (v) For the purpose of Paragraph (iii) of this Subsection, contributions taken into account shall include like contributions under all other Defined Contribution Plans in the Required Aggregation Group, excluding any such plan in the Required Aggregation Group if that plan enables a Defined Benefit Plan in such Required Aggregation Group to meet the requirements of Code Sections 401(a)(4) or 410.

                  (vi) For the purpose of this Subsection, the term "Matching Employer Contributions" shall include Before-Tax Contributions made for an Employee.

                  (c) If the Employer maintains a Defined Benefit Plan that could or does provide benefits to Participants in this Plan:

                  (i) If the Plan is not an Extra Top-Heavy Plan (but is a Top-Heavy Plan), then the percentage minimum contribution requirement in Paragraph (i) of Section (b) of this Section shall be seven and one-half percent (7 1/2%) for a Non-Key Employee who is covered by this Plan and the Defined Benefit Plan.

                  (ii) If the Plan is an Extra Top-Heavy Plan, then parts (i) and (ii) of Section 5.10(a) shall be calculated by substituting "1.0" for "1.25" for each place such "1.25" figure appears, and Code Section 415(e)(6)(B)(i)(I) shall be calculated by substituting "$41,500" for "$51,875" for each place such "$51,875" amount appears.

14.5  Coordination With Other Plans
-----------------------------------

                  (a) In applying this Article, an Employer and all Controlled Group Members shall be treated as a single employer, and the qualified plans maintained by such single employer shall be taken into account.

                  (b) In the event that another Defined Contribution Plan or Defined Benefit Plan maintained by the Controlled Group provides contributions or benefits on behalf of Participants in this Plan, such other plan(s) shall be taken into account in determining whether this Plan satisfies Section 14.4; and the minimum contribution required for a Non-Key Employee in this Plan under
Section 14.4(c) will be reduced or eliminated, in accordance with the requirements of Code Section 416 and the regulations thereunder, if a minimum contribution or benefit is made or accrued in whole or in part in respect of such other plan(s).

                  (c) Principles similar to those specifically applicable to this Plan under this Article, and in general as provided for in Code Section 416 and the regulations thereunder, shall be applied to the other plan(s) required to be taken into account under this Article in determining whether this Plan and such other plan(s) meet the requirements of such Code Section 416 and the regulations thereunder.

        IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly appointed officer, effective January 1, 1996.



In the presence of:                         ROADWAY EXPRESS, INC.


/s/ G. P. Bembenic                          By:   /s/ J. Dawson Cunningham
-------------------                               ---------------------------
                                            Name:   J. Dawson Cunningham
                                            Title:  Vice President - Finance
                                                      and Administration

                                    EXHIBIT A
                                    ---------

                       Employers Pursuant to Section 2.24

                              As of January 1, 1996

The Company

Roadway Managed Return Services, Inc.

                                    EXHIBIT B
                                    ---------

               Additional Investment Funds Pursuant to Section 7.1
                              As of January 1, 1996

1.       "VICTORY FINANCIAL RESERVES FUND".

                  The investment objective of The Victory Financial Reserves Fund is to seek current income with liquidity and to maintain a stable share price of $1.00. The fund invests in high quality U.S. dollar-denominated money market instruments. All securities will have a maturity of 13 months or less with a dollar-weighted average maturity of 90 days or less.

2.       "VICTORY INTERMEDIATE INCOME FUND".

                  The investment objective of The Victory Intermediate Income Fund is to seek to provide a high level of current income. The fund invests in investment-grade debt securities issued by corporations and obligations of the U.S. Government and its agencies or instrumentalities. The fund may also invest in preferred stock and intends to maintain a dollar weighted average portfolio maturity of approximately three to eight years.

3.       THE "AMERICAN BALANCED FUND".

                  The American Balanced Fund seeks conservation of capital, current income and long-term growth of capital and income by investing in stocks, bonds, and other fixed-income securities. The fund emphasizes a balanced approach and is managed as if it constituted the complete investment program of a prudent investor.

4.       THE "FIDELITY ADVISOR GROWTH OPPORTUNITIES FUND-CLASS A".

                           The Fidelity Advisor Growth Opportunities Fund - Class A seeks to provide capital growth by investing primarily in common stocks and securities convertible into common stocks. Long-term growth is achieved through a core investment in traditional growth stocks -- securities that are undervalued or undiscovered by the marketplace -- plus other opportunities such as special situations, debt securities and cyclicals. The manager's freedom to invest for the best opportunities, combined with Fidelity's extensive research capabilities, are complemented by Fidelity's own analysis of each stock on an individual basis.